Exhibit 2.1

Execution Version

AGREEMENT AND PLAN OF MERGER

by and between

BAYLAKE CORP. and

NEW BANCSHARES, INC.

Dated as of May 5, 2015

TABLE OF CONTENTS

Page

ARTICLE I - THE MERGER

2

1.1

Merger

2

1.2

Bank Merger

2

1.3

Effective Time of the Merger

2

1.4

Closing.

2

1.5

Articles of Incorporation and Bylaws

2

1.6

Effects of the Merger

2

1.7

Conversion of Securities; Dissenting Shares

3

1.8

Exchange of Certificates

5

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF SELLER

7

2.1

Organization and Qualification; Subsidiaries

7

2.2

Articles of Incorporation and Bylaws

8

2.3

Capitalization

8

2.4

Authority

8

2.5

No Conflict; Required Filings and Consents; Regulatory Approvals

9

2.6

Compliance with Laws and Material Contracts

10

2.7

Securities and Banking Reports; Financial Statements

10

2.8

Absence of Certain Changes or Events

12

2.9

Absence of Proceedings and Orders

12

2.10

Employee Benefit Plans

14

2.11

Registration Statement; Proxy Statement/Prospectus

17

2.12

Owned Property and Leased Property

17

2.13

Environmental Matters

18

2.14

Absence of Agreements

19

2.15

Taxes

19

2.16

Insurance

21

2.17

Brokers

22

2.18

Tax Matters

22

2.19

Seller Material Adverse Effect

22

2.20

Material Contracts

22

2.21

Vote Required

23

2.22

Shareholders’ Agreement

23

2.23

Related Party Loans

23

2.24

ALLL

23

2.25

Administration of Trust Accounts

24

2.26

Loans

24

2.27

Investment Securities

24

2.28

Investigation

24

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE COMPANY

25

3.1

Organization and Qualification; Subsidiaries

25

3.2

Articles of Incorporation and Bylaws

25

3.3

Capitalization

25

3.4

Authority

26

i

3.5

No Conflict; Required Filings and Consents

26

3.6

Securities and Banking Reports; Financial Statements

27

3.7

Absence of Certain Changes or Events

30

3.8

Absence of Proceedings and Orders

30

3.9

Registration Statement; Proxy Statement/Prospectus

31

3.10

Compliance; Permits

32

3.11

Title to Property

32

3.12

Brokers

33

3.13

Tax Matters

33

3.14

Financing

33

3.15

Company Material Adverse Effect

33

ARTICLE IV - COVENANTS OF SELLER

33

4.1

Affirmative Covenants

33

4.2

Negative Covenants

34

4.3

No Solicitation of Transactions

37

4.4

Update Disclosure; Breaches

39

4.5

Tax Treatment

39

4.6

Delivery of Shareholder List

39

4.7

Loan and Investment Policies

39

4.8

Access and Information

39

4.9

Documents from the Company

40

4.10

Termination of Employees

40

4.11

Resignations

40

4.12

No Control of Seller’s Business

41

ARTICLE V - COVENANTS OF THE COMPANY

41

5.1

Affirmative Covenants

41

5.2

Negative Covenants

42

5.3

Breaches

42

5.4

Stock Exchange Listing

42

5.5

Tax Treatment

42

5.6

Documents from the Seller

42

5.7

Access and Information

43

5.8

Lease of Certain Seller Property

43

5.9

Seller Indebtedness

43

ARTICLE VI - ADDITIONAL AGREEMENTS

43

6.1

Regulatory Filings of Company

43

6.2

Golden Parachute Vote

45

6.3

Meeting of Seller’s Shareholders

45

6.4

Appropriate Action; Consents

45

6.5

Directors’ and Officers’ Indemnification and Insurance

45

6.6

Notification of Certain Matters

46

6.7

Public Announcements

46

6.8

Customer Retention

47

6.9

Additional Documents

47

6.10

Employee Benefit Matters

47

6.11

Confidentiality

47

ARTICLE VII - CONDITIONS OF MERGER

48

7.1

Conditions to Obligation of Each Party to Effect the Merger

48

7.2

Additional Conditions to Obligations of the Company

49

7.3

Additional Conditions to Obligations of the Seller

51

ARTICLE VIII – TERMINATION AND WAIVER

52

8.1

Termination

52

8.2

Notice of Termination; Effect of Termination

54

8.3

Fees and Expenses

55

ARTICLE IX – GENERAL PROVISIONS

55

9.1

Non-Survival of Representations, Warranties and Agreements

55

9.2

Notices

55

9.3

Certain Definitions

57

9.4

Headings

60

9.5

Severability

60

9.6

Entire Agreement

61

9.7

Assignment

61

9.8

Parties in Interest

61

9.9

Binding Effect

61

9.10

Governing Law

61

9.11

Counterparts

61

9.12

Time is of the Essence

61

9.13

Specific Performance

61

9.14

Amendment; Waiver

62

9.15

Legal Representation

62

9.16

Interpretation

63

INDEX OF DEFINED TERMS

Acquisition Proposal

SECTION 9.3

Acquisition Transaction

SECTION 9.3

Adjusted Net Worth

SECTION 7.2(f)(iii)

Affected Persons

SECTION 6.2

Affiliate

SECTION 9.3

Agreement

PREAMBLE

ALLL

SECTION 2.24

Articles of Merger

SECTION 1.3

Average Trading Price

SECTION 1.7(d)

Bank Merger

PREAMBLE

Bank Plan of Merger

PREAMBLE

Bank Secrecy Act

SECTION 2.9(d)

Baylake

PREAMBLE

BHCA

SECTION 2.1(a)

Business Day

SECTION 9.3

Cash Amount

SECTION 1.7(c)

Certificate or Certificates

SECTION 1.8(b)

Change of Recommendation

SECTION 4.3(b)

Closing

SECTION 1.4

Closing Balance Sheet

SECTION 7.2(f)(i)

Closing Date

SECTION 1.4

Code

PREAMBLE

Company

PREAMBLE

Company Approvals

SECTION 3.1(a)

Company Articles

SECTION 3.2

Company’s Board of Directors

PREAMBLE

Company Bylaws

SECTION 3.2

Company Common Stock

SECTION 1.7(c)

Company Disclosure Schedule

ARTICLE III

Company Material Adverse Effect

SECTION 9.3

Company Reports

SECTION 3.6(a)

Company SEC Reports

SECTION 3.6(a)

Company Subsidiaries

SECTION 3.1(a)

Company Subsidiary

SECTION 3.1(a)

Company Termination Fee

SECTION 8.3(b)

Consent

SECTION 9.3

Continuing Employee

SECTION 6.10(a)

Contract

SECTION 9.3

Dissenters’ Rights Statute

SECTION 1.7(f)

Dissenters’ Shares

SECTION 1.7(f)

Effect

SECTION 9.3

Effective Time

SECTION 1.3

Environmental Claims

SECTION 2.13

Environmental Laws

SECTION 2.13

ERISA

SECTION 2.10(a)

ERISA Affiliate

SECTION 9.3

Excess Parachute Payment

SECTION 9.3

Exchange Act

SECTION 2.5(b)

Exchange Agent

SECTION 1.7(e)

Exchange Fund

SECTION 1.8(a)

Fair Lending Law

SECTION 2.9(f)

FDIA

SECTION 2.1(a)

FDIC

PREAMBLE

Federal Reserve Board

PREAMBLE

GAAP

SECTION 9.3

GLB Act

SECTION 2.9(d)

Governmental Authority

SECTION 2.5(b)

Hazardous Materials

SECTION 2.13

Indemnified Parties

SECTION 6.5(d)

Intellectual Property

SECTION 9.3

Internal Controls

SECTION 3.6(d)

IRS

SECTION 2.10(a)

Knowledge

SECTION 9.3

Law

SECTION 9.3

Leased Real Property

SECTION 2.12(a)

Lien

SECTION 9.3

Loan Property

SECTION 2.13

Material Contracts

SECTION 2.20

Maximum Premium

SECTION 6.5(b)

Merger

PREAMBLE

Minimum Net Worth

SECTION 7.2(f)(iii)

Non-qualified Plan

SECTION 2.10(e)

Notice Period

SECTION 4.3(e)

Novak

SECTION 2.1(a)

Novak Principals

SECTION 4.12

OFAC

SECTION 2.9(d)

Order

SECTION 9.3

OREO Property

SECTION 2.12(a)

Owned Real Property

SECTION 2.12(a)

Parachute Disclosure

SECTION 6.2

Participation Facility

SECTION 2.13

Party or Parties

PREAMBLE

Patriot Act

SECTION 2.9(d)

Per Share Consideration

SECTION 1.7(c)

Person

SECTION 9.3

Plans

SECTION 2.10(a)

Post-Closing Representation

SECTION 9.15(a)

Proceeding

SECTION 9.3

v

Protected Seller Parties

SECTION 9.15(a)

Proxy Statement/Prospectus

SECTION 2.11

Purchase Price

SECTION 1.7(c)

Registration Statement

SECTION 3.9

Regulatory Authorities

SECTION 9.3

Rights

SECTION 9.3

Sarbanes-Oxley

SECTION 3.6(c)

SBL

SECTION 2.5(b)

SBA

SECTION 2.1(b)

SEC

SECTION 3.1(a)

Securities Act

SECTION 2.5(b)

Seller

PREAMBLE

Seller Approvals

SECTION 2.1(b)

Seller’s Board of Directors

PREAMBLE

Seller Articles

SECTION 2.2

Seller Bylaws

SECTION 2.2

Seller Common Stock

SECTION 1.7(a)

Seller Disclosure Schedule

ARTICLE II

Seller Financial Statements

SECTION 2.7(c)

Seller Material Adverse Effect

SECTION 9.3

Seller Merger Costs

SECTION 7.2(f)(ii)

Seller Reports

SECTION 2.7(b)

Seller Requisite Vote

SECTION 4.3(c)

Seller Shareholders’ Meeting

SECTION 2.11

Seller Subsidiaries

SECTION 2.1(a)

Seller Subsidiary

SECTION 2.1(a)

Seller Termination Fee

SECTION 8.2(c)

Seller’s Board of Directors

PREAMBLE

Seller’s Board of Directors Recommendation

SECTION 2.4

Seller Financial Statements

SECTION 2.7(c)

Share(s)

SECTION 1.7(a)

Stock Amount

SECTION 1.7(c)

Subsidiary

SECTION 9.3

Subsidiary Organizational Documents

SECTION 2.2

Superior Offer

SECTION 9.3

Surviving Bank

PREAMBLE

Surviving Company

PREAMBLE

Surviving Company Bylaws

SECTION 1.5

Surviving Company Charter

SECTION 1.5

Tax or Taxes

SECTION 2.15(k)

Tax Returns

SECTION 2.15(k)

Terminating Employees

SECTION 4.10

Title IV Plan

SECTION 2.10(b)

UDAAP Law

SECTION 2.9(e)

Union

PREAMBLE

Voting Agreement

PREAMBLE

Waiver

SECTION 6.2

Waiving Parties

SECTION 9.15(a)

WBCL

PREAMBLE

WDFI

PREAMBLE

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of May 5, 2015 (the “Agreement”), is entered into by and between NEW BANCSHARES, INC., a Wisconsin Corporation (the “Seller”), and BAYLAKE CORP., a Wisconsin corporation (the “Company”). Seller and Company are sometimes referred to herein collectively as the “Parties” or individually as a “Party”.

WHEREAS, the Boards of Directors of the Company (the “Company Board of Directors”) and the Seller (the “Seller Board of Directors”) have each determined that it is advisable to and in the best interests of their respective shareholders for the Seller to merge with and into the Company (the “Merger”) upon the terms and subject to the conditions set forth herein and in accordance with the Wisconsin Business Corporation Law (the “WBCL”), with Company as the surviving corporation in the Merger (the “Surviving Company”);

WHEREAS, the Company Board of Directors and the Seller Board of Directors have each approved the Merger, upon the terms and subject to the conditions set forth herein, and approved and adopted this Agreement;

WHEREAS, subsequent to the Seller’s approval of this Agreement and concurrently with the execution of this Agreement and as a condition and an inducement to the willingness of the Company to enter into this Agreement, the Seller Board of Directors has entered into a voting agreement (“Voting Agreement”) pursuant to which each director of the Seller has agreed to vote the shares of the Seller Common Stock (defined herein) beneficially owned by such director in favor of this Agreement and the Merger;

WHEREAS, for federal income Tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement shall constitute the plan of reorganization;

WHEREAS, following consummation of the Merger, Union State Bank, a Wisconsin state-chartered bank (“Union”), will merge (the “Bank Merger”) with and into Baylake Bank, a Wisconsin state-chartered bank (“Baylake”), in accordance with the Plan of Merger substantially in the form attached to this Agreement as Exhibit A (the “Bank Plan of Merger”), with Baylake surviving the merger (the “Surviving Bank”); and

WHEREAS, the transactions described in this Agreement are subject to the approvals of the shareholders of Seller and of Union, the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), the Wisconsin Department of Financial Institutions (the “WDFI”) and the Federal Deposit Insurance Corporation (the “FDIC”) and the satisfaction of certain other conditions described in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, and agreements contained herein, and subject to the terms and conditions set forth herein, the Parties hereto hereby agree as follows:

ARTICLE I - THE MERGER

1.1

Merger.  Subject to the terms and conditions set forth in this Agreement, upon performance of all of the covenants of the Parties hereto and fulfillment or waiver (to the extent waiver is permitted by Law (defined herein)) of all of the conditions contained herein, on the Closing Date (defined herein), Seller shall be merged with and into Company at the Effective Time (defined herein), the separate corporate existence of Seller shall cease and Company shall continue its corporate existence under the laws of the State of Wisconsin as the Surviving Company.

1.2

Bank Merger  Following the consummation of the Merger, Union shall be merged with and into Baylake in accordance with the provisions of Section 18(c) of the Federal Deposit Insurance Act and Subchapter VII of the Wisconsin Banking Law and pursuant to the terms and conditions of the Bank Plan of Merger.

1.3

Effective Time of the Merger   Immediately following the Closing, Company and Seller shall cause the Merger to be consummated by filing articles of merger (the “Articles of Merger”) with the WDFI as provided in Section 180.1105 of the WBCL.  The Merger shall become effective at such time as Company and Seller agree and specify in the Articles of Merger (the time the Merger becomes effective shall be hereinafter referred to as the “Effective Time”).

1.4

Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall be held at such time, date (the “Closing Date”), and location as may be mutually agreed by the Parties.  In the absence of such agreement, the Closing shall be held at the offices of Godfrey & Kahn, S.C., 780 North Water Street, Milwaukee, Wisconsin, commencing at 9:00 a.m., C.S.T., on a date specified by either party upon five (5) Business Days’ (defined herein) written notice (or at the election of either Company or Seller on the last Business Day of the month) after the last to occur of the following events:  (a) receipt of all Consents (defined herein) and approvals of Governmental Authorities (defined herein) legally required to consummate the transactions contemplated hereby and the expiration of all statutory waiting periods; and (b) approval of this Agreement and the Merger by the Seller’s shareholders.  Scheduling or commencing the Closing shall not constitute a waiver of the conditions set forth in Article VII by either the Company or the Seller.  Notwithstanding anything to the contrary herein, the Parties will use their commercially reasonable efforts to conduct the Closing through electronic exchange of deliverables to avoid the necessity of an in-person meeting.

1.5

Articles of Incorporation and Bylaws.  The articles of incorporation of Company in effect immediately prior to the Effective Time shall remain the articles of incorporation for the Surviving Company in the Merger (the “Surviving Company Charter”), until further amended as provided in the Surviving Company Charter or by the WBCL.  The bylaws of the Company in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Company in the Merger (the “Surviving Company Bylaws”), until further amended as provided in the Surviving Company Bylaws or by the WBCL.

1.6

Effects of the Merger.  The effect of the Merger shall be as provided in this Agreement and the applicable provisions of the WBCL.  Without limiting the generality of the foregoing, and subject thereto, upon consummation of the Merger, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the Company and the Seller shall vest in the Company, and all debts, liabilities and duties of the Company and the Seller shall become the debts, liabilities and duties of the Company.

1.7

Conversion of Securities; Dissenting Shares.

(a)

Subject to Section 1.7(e) regarding fractional shares, at the Effective Time, by virtue of the Merger and without action on the part of the Company or the Seller, each share of the common stock of the Seller (“Seller Common Stock”), issued and outstanding immediately prior to the Effective Time, other than shares of Seller Common Stock (i) held in the treasury of the Seller, (ii) owned by the Company or any Company Subsidiary (defined herein) for its own account, or (iii) that are Dissenting Shares (such shares of Seller Common Stock other than those referenced in (i) to (iii) being referred to herein as the “Shares”), shall cease to be outstanding and shall be converted into the right to receive the Per Share Consideration.

(b)

Each share of Seller Common Stock held by the Seller as treasury stock and each such share held by the Company or any Company Subsidiary for its own account immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof as otherwise provided in this Section 1.7.

(c)

The aggregate consideration payable to the Seller’s shareholders will be $9,689,472.00 (the “Purchase Price”).  The Purchase Price will be payable 60% in cash and 40% in Company Common Stock (subject to adjustment in accordance with Section 7.2(f)(iii) below).  As of March 17, 2015, Seller has 100,932 Shares of Seller Common Stock issued and outstanding.  For purposes of this Agreement, “Per Share Consideration” means $96.00, subject to adjustment in accordance with Section 7.2(f)(iii) below, which shall be payable in (A) an amount in cash equal to $57.60 (the “Cash Amount”), plus (B) a number of shares of common stock of the Company (“Company Common Stock”) having a value per share of $38.40 (the “Stock Amount”).

(d)

The number of shares of Company Common Stock that each share of Seller Common Stock shall have the right to receive as the Stock Amount shall equal $38.40 divided by the Average Trading Price of the Company Common Stock (rounded to the fourth decimal place); provided, however, that if the number of shares as so calculated (1) is greater than 3.4595, such number shall be reduced to 3.4595, or (2) is less than 2.8319, such number shall be increased to 2.8319.  For purposes hereof, the “Average Trading Price” of the Company Common Stock means the average of the average daily high and low sale price per share of Company Common Stock on the NASDAQ for the ten (10) trading days ending on and including the second trading day preceding the Closing Date.

(e)

No fractional shares of Company Common Stock shall be issued in the Merger.  In lieu of a fractional share of Company Common Stock, the holder of any Shares who would otherwise be entitled to receive such fractional share (after taking into account all shares of Seller Common Stock delivered by such holder) shall be entitled to receive one additional whole share of Company Common Stock as part of the Stock Amount such holder is entitled to receive and the Cash Amount to which such holder is entitled shall be reduced by an amount determined by multiplying: (i) the Average Trading Price; by (ii) 1 minus the fraction of a share of Company Common Stock to which the holder would otherwise have been entitled.

(f)

Notwithstanding anything in this Agreement to the contrary, Shares of Seller Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by shareholders who have validly exercised appraisal rights available under Section 180.1301, et seq. of the WBCL (the “Dissenters’ Rights Statute”) shall not be converted into or be exchangeable for the right to receive the Per Share Consideration in accordance with Section 1.7(a) (the “Dissenters’ Shares”) unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their appraisal rights under the Dissenters’ Rights Statute.  Dissenting Shares shall be treated in accordance with the Dissenters’ Rights Statute, if and to the extent applicable.  If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such appraisal rights, such holder’s Shares of Seller Common Stock shall thereupon be converted into and become exchangeable in accordance with Section 1.7(a) only for the right to receive, as of the Effective Time, the Per Share Consideration.  The Seller shall give the Company (a) prompt notice of each and every notice of a shareholder’s intent to demand payment for the shareholder’s Shares of Seller Common Stock, attempted withdrawals of such demands, and any other instruments served pursuant to the Dissenters’ Rights Statute and received by the Seller relating to rights to be paid the “fair value” of Dissenting Shares, as provided in the Dissenters’ Rights Statute, and (b) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the Dissenters’ Rights Statute.  The Seller shall not, except with the prior written consent of the Company, voluntarily make any payment with respect to, offer to settle or settle, or approve any withdrawal of any demands for “fair value” under the Dissenters’ Rights Statute.

(g)

If, between the date of this Agreement and the Effective Time, shares of Company Common Stock shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereof shall be declared with a record date within such period, then the number of shares of Company Common Stock issued to holders of Seller Common Stock at the Effective Time pursuant to this Agreement will be appropriately and proportionally adjusted so that the number of such shares of Company Common Stock (or such class of shares into which shares of Company Common Stock have been changed) that will be issued in exchange for the shares of Seller Common Stock will equal in number of such shares that the holders of Seller Common Stock would have received pursuant to such reclassification, recapitalization, split-up, combination, exchange of shares, readjustment or stock dividend had the record date therefore been immediately following the Effective Time.

(h)

If either of the tax opinions referred to below or the tax opinion referred to in Section 7.3(d) cannot be rendered because the counsel or accounting firm charged with providing such opinion reasonably determines that the Merger may not satisfy the continuity of interest requirements under applicable federal income tax principles relating to reorganizations under Section 368(a) of the Code, including, but not limited to, any such determination based on the inclusion of the payment of cash for Dissenters’ Shares, then the Company shall reduce the Cash Amount and correspondingly increase the Stock Amount to the minimum extent necessary to enable the relevant tax opinion to be rendered.  For purposes of this section, an opinion of Godfrey & Kahn, S.C., counsel to the Company, dated as of the Closing Date, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion, which are consistent with the state of facts existing as of the Closing Date, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and accordingly that no gain or loss will be recognized by Seller as a result of the Merger.  In rendering such opinion, Godfrey & Kahn, S.C. may require and rely upon representations and covenants contained in certificates of officers of the Company, the Seller and others.

1.8

Exchange of Certificates.

(a)

Exchange Agent.  The Company shall deposit, or shall cause to be deposited prior to the Closing Date, with a bank or trust company designated by the Company (the “Exchange Agent”), for the benefit of the holders of Shares, for exchange in accordance with this Article I, through the Exchange Agent, the Per Share Consideration to be issued in exchange for Shares pursuant to this Article I (the “Exchange Fund”).  Such deposit shall be made as requested by the Exchange Agent in order for the Exchange Agent to promptly deliver the Per Share Consideration in accordance with this Section 1.8, but in no event later than one (1) Business Day prior to the Closing Date.  The Company shall be solely responsible for the payment of any fees and expenses of the Exchange Agent.

(b)

Exchange Procedures.  Within three (3) Business Days after the Closing Date, the Exchange Agent shall mail to each holder of record of a certificate representing ownership of Shares (a “Certificate” or “Certificates”) whose Shares were converted into the right to receive the Per Share Consideration pursuant to Section 1.7 (specifically excluding holders of Dissenting Shares), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Per Share Consideration as provided in this Article I, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article I, and the Certificate so surrendered shall forthwith be cancelled.  Promptly upon proper surrender of a Certificate for exchange to the Exchange Agent, together with the properly completed Letter of Transmittal, duly executed, the holder of such Certificate shall be entitled to promptly receive in exchange therefor the Per Share Consideration deliverable in respect of the Shares represented by such Certificate.  In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Seller, a transferee may exchange the Certificate representing such Shares for the Per Share Consideration as provided in this Article I if the Certificate representing such Shares is presented to the Exchange Agent, and accompanied by all documents required to evidence and effect such transfer.  In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and the posting by such Person of a bond in such amount as the Company may reasonably determine as indemnity against any claim that may be made against it or the Exchange Agent with respect to such Certificate, the Exchange Agent will pay in exchange for such lost, stolen or destroyed Certificate the Per Share Consideration as provided in this Article I, which such holder should have had the right to receive in respect of such lost, stolen or destroyed Certificate.  Until surrendered as contemplated by this Section 1.8, each Certificate (other than Certificates representing shares of Seller Common Stock described in clauses (i) and (ii) of Section 1.7(a), above) shall be deemed at any time after Effective Time to represent only the right to receive upon such surrender the Per Share Consideration, without interest, as provided in this Article I.

(c)

Distributions with Respect to Unexchanged Shares.  No dividends or other distributions declared or made after the Effective Time with respect to Company Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Company Common Stock represented thereby until the holder of such Certificate shall surrender such Certificate.  Subject to the effect of applicable Laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Company Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Company Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time, but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Company Common Stock.

(d)

No Further Rights in the Shares.  The Per Share Consideration issued and paid upon conversion of the Shares in accordance with the terms hereof shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such Shares.

(e)

Termination of Exchange Fund.  Any portion of the Exchange Fund which remains undistributed to the former shareholders of the Seller for nine (9) months after the Effective Time shall be delivered to the Company, upon demand, and any former shareholders of the Seller who have not theretofore complied with this Article I shall thereafter look only to the Company to claim the Per Share Consideration and any dividends or distributions with respect to Company Common Stock, in each case without interest thereon, and subject to Section 1.8(g).  Any portion of the Exchange Fund remaining unclaimed by holders of Shares as of a date that is immediately prior to such time as such amounts would otherwise escheat to or become property of any United States federal, state, or local or any foreign government, or political subdivision thereof, or any multinational organization or authority or any authority, agency or commission (including, without limitation, any Regulatory Authority (defined herein)) or taxing authority or power, any court or tribunal (or any department, bureau or division thereof), or any arbitrator or arbitral body (each a “Government Authority”) shall, to the extent permitted by applicable Law, become the property of the Company free and clear of any claims or interest of any Person previously entitled thereto.

(f)

No Liability.  Neither the Company or the Seller, or any other Subsidiary of the Company or the Seller shall be liable to any former holder of Shares for any such Shares or cash or other payment delivered to a public official pursuant to any abandoned property, escheat or similar Laws.

(g)

Withholding Rights.  Each of the Company and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under any Laws relating to Taxes (defined herein)

and pay such withholding amount over to the appropriate taxing authority.  To the extent that amounts are so withheld by the Company or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of the Shares in respect of which such deduction and withholding was made by the Company or the Exchange Agent as the case may be.

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF SELLER

Except as disclosed in the disclosure schedule (the “Seller Disclosure Schedule”) delivered by Seller to the Company prior to the execution of this Agreement (which schedule sets forth items of disclosure with specific reference to the particular Section or subsection of this Agreement to which the information in the Seller Disclosure Schedule relates), Seller hereby represents and warrants to the Company as of the date of this Agreement and as of the Closing Date as follows:

2.1

Organization and Qualification; Subsidiaries.

(a)

The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin and a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHCA”).  The Seller is also subject to regulation by the Federal Reserve Board.  The Seller does not have, and has not at any time had, any direct or indirect Subsidiaries, except for Union, Novak Agency, Inc. (“Novak”) and Kewaunee Investment, Inc. (except for Novak, each a “Seller Subsidiary”, or except for Novak, collectively the “Seller Subsidiaries”).  Novak shall not be deemed a Seller Subsidiary for purposes of this Agreement and shall be addressed as “Novak” where a provision of this Agreement is specifically intended to apply to Novak.  Union is an “insured bank” as defined in the Federal Deposit Insurance Act (“FDIA”), and is subject to regulation by the FDIC.  Each Seller Subsidiary is duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization.  Each of the Seller and the Seller Subsidiaries has the requisite corporate power and authority to own, lease, and operate the properties it now owns or holds under lease and to carry on its business as it is now being conducted, is duly qualified or licensed as a foreign business entity to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased, or operated by it or the nature of its business makes such qualification or licensing necessary, except for such jurisdictions in which the failure to be so qualified or licensed would not, individually or in the aggregate, have a Seller Material Adverse Effect (defined herein).

(b)

Each of the Seller and the Seller Subsidiaries has all franchises, grants, authorizations, licenses, permits, easements, Consents, certificates, approvals, and orders necessary to own, lease, and operate their properties and to carry on its business as it is now being conducted (“Seller Approvals”), including all required authorizations from the Federal Reserve Board, the FDIC, the United States Small Business Administration (the “SBA”), and the WDFI, and neither the Seller nor any Seller Subsidiary has received any notice of Proceedings (defined herein) relating to the revocation or modification of any Seller Approvals.

(c)

The Seller or one or more of the Seller Subsidiaries owns beneficially and of record all of the outstanding shares of capital stock or other equity interests of each of the Seller

Subsidiaries.  Except for the Seller Subsidiaries, the Seller does not directly or indirectly own any capital stock or equity interest in, or any interests convertible into or exchangeable or exercisable for any capital stock or equity interest in, any corporation, partnership, joint venture, or other business association or entity, other than in the ordinary course of business, and in no event in excess of 5% of the outstanding equity securities of such entity.

(d)

The minute books of the Seller and each of the Seller Subsidiaries contain true, complete and accurate records of all material matters approved at all meetings of, and other corporate actions held or taken by, the shareholders and Boards of Directors (including committees of their respective Boards of Directors).

2.2

Articles of Incorporation and Bylaws.  The Seller has heretofore furnished or made available to the Company a complete and correct copy of the Seller’s Articles of Incorporation and the Seller’s Bylaws, as amended or restated (“Seller Articles” and “Seller Bylaws,” respectively), and the Articles of Incorporation and the Bylaws, or other organizational documents, as the case may be, of each Seller Subsidiary (the “Subsidiary Organizational Documents”).  The Seller Articles, Seller Bylaws, and Subsidiary Organizational Documents are in full force and effect.  Neither the Seller nor any Seller Subsidiary is in material breach of any of the provisions of the Seller Articles, Seller Bylaws, or Subsidiary Organizational Documents.

2.3

Capitalization.  The authorized capital stock of the Seller consists of 150,000 shares of Seller Common Stock, without par value, and no shares of preferred stock.  As of March 17, 2015, (i) 100,932 shares of Seller Common Stock were issued and outstanding, all of which were duly authorized, validly issued, fully paid and non-assessable, and not issued in violation of any preemptive right of any Seller shareholder, and (ii) 3,413 shares of Seller Common Stock were held as treasury shares by the Seller.  Except as set forth in the Seller Disclosure Schedule, there are no outstanding Rights (defined herein) relating to the issued or unissued capital stock or other equity interests of the Seller or any Seller Subsidiary or obligating the Seller or any Seller Subsidiary to issue or sell any shares of capital stock or other equity interests of, or other equity interests in, the Seller or any Seller Subsidiary.  Except as set forth in the Seller Disclosure Schedule, there are no obligations, contingent or otherwise, of the Seller or any Seller Subsidiary to repurchase, redeem, or otherwise acquire any shares of Seller Common Stock or the capital stock or other equity interests of any Seller Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution, or otherwise) in any Seller Subsidiary or any other entity, except for loan commitments and other funding obligations entered into in the ordinary course of business.  Each of the outstanding shares of capital stock or other equity interests of each Seller Subsidiary are duly authorized, validly issued, fully paid and non-assessable (except as provided in Section 220.07 of Wisconsin Statutes), and not issued in violation of any preemptive rights of any Seller Subsidiary shareholder or other equity holder, and such shares or other equity interests owned by the Seller or another Seller Subsidiary are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations of the Seller’s voting rights, charges or other encumbrances of any nature whatsoever.

2.4

Authority.  The Seller has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger (other than, with respect to the Merger, the approval and adoption of this Agreement by the Seller’s shareholders in accordance with the WBCL, and the Seller Articles and Seller Bylaws).

 The execution and delivery of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Seller (other than, with respect to the Merger, the approval and adoption of this Agreement by the Seller’s shareholders in accordance with WBCL and the Seller Articles and Seller Bylaws), including, without limitation, Seller’s Board of Directors.  As of the date of this Agreement, the Seller’s Board of Directors, at a meeting duly called, constituted and held in accordance with the WBCL and the provisions of the Seller Articles and the Seller Bylaws, has by the unanimous vote of all directors determined (a) that this Agreement and the transactions contemplated hereby are advisable to, fair to, and in the best interests of the Seller and its shareholders, (b) to submit this Agreement for approval and adoption by the shareholders of the Seller and to declare the advisability of this Agreement, and (c) to recommend that the shareholders of the Seller adopt and approve this Agreement and the Merger, and direct that this Agreement be submitted for consideration by the shareholders of the Seller at the Seller Shareholders’ Meeting (defined herein) (subsections (a), (b), and (c) collectively, the “Seller’s Board of Directors Recommendation”).  No other corporate proceedings on the part of the Seller are necessary to authorize this Agreement or to consummate the Merger (other than, with respect to the Merger, the approval and adoption of this Agreement by the Seller’s shareholders in accordance with the WBCL, and the Seller Articles and Seller Bylaws).  This Agreement has been duly and validly executed and delivered by, and constitutes a valid and binding obligation of the Seller, and assuming due authorization, execution and delivery by Company, is enforceable against the Seller in accordance with its terms, except as enforcement may be limited by laws affecting insured depository institutions, general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency, and similar Laws affecting creditors’ rights and remedies generally.

2.5

No Conflict; Required Filings and Consents; Regulatory Approvals.

(a)

The execution and delivery of this Agreement by the Seller does not, and the performance of this Agreement and the consummation of the Merger will not, (i) conflict with or violate the Seller Articles or Seller Bylaws or the Subsidiary Organizational Documents, (ii) conflict with or violate any Laws or Orders (defined herein) applicable to the Seller or any Seller Subsidiary or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (defined herein) on any of the properties or assets of the Seller or any Seller Subsidiary pursuant to, any Contract, except in the case of clauses (ii) and (iii), above, for any such conflicts, violations, breaches, defaults, or other occurrences that would not, individually or in the aggregate, have a Seller Material Adverse Effect.

(b)

The execution and delivery of this Agreement by the Seller do not, and the performance of this Agreement and the consummation of the Merger will not, require any Consent (defined herein) from, or filing with or notification to, any Governmental Authorities except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), state securities or blue sky laws, the federal banking laws and regulations, the banking laws and regulations of the State of Wisconsin (the “SBL”), regulations promulgated by the SBA, and the filing and recordation of appropriate merger or other documents as required by the WBCL, and (ii) where the failure to obtain such Consents or to make such filings or notifications would not prevent or delay consummation of the Merger or otherwise prevent the Seller from performing its obligations under this Agreement, and would not have a Seller Material Adverse Effect.  Neither the Seller nor any Seller Subsidiary is subject to any foreign Governmental Authorities or foreign law.

2.6

Compliance with Laws and Material Contracts.  Neither the Seller nor any Seller Subsidiary is in (i) conflict with, or in violation of, any Law or Order applicable to the Seller or any Seller Subsidiary or by which its or any of their respective properties is bound or affected, or (ii) breach or default of any Contract to which the Seller or any Seller Subsidiary is a party or by which the Seller or any Seller Subsidiary or its or any of their respective properties is bound or affected, except in each case for any such violations, conflicts, breaches, or defaults which would not, individually or in the aggregate, have a Seller Material Adverse Effect; provided, however, that the foregoing general representation regarding Seller's and Seller Subsidiaries' compliance with Laws and Contracts does not apply with respect to, and is superseded by, each of the more detailed representations and warranties set forth in this Agreement with respect to Seller and Seller's Subsidiaries' compliance with specific Laws and Contracts, including without limitation, the representation and warranties in Sections 2.5, 2.7 through 0, 2.20, 2.23 and 2.26 hereof.

2.7

Securities and Banking Reports; Financial Statements.

(a)

In the ordinary course of business, neither the Seller nor the Seller Subsidiaries are required to file any forms, reports, or documents with the Securities and Exchange Commission pursuant to the Exchange Act.

(b)

The Seller and the Seller Subsidiaries have filed, and paid all fees and assessments due in connection with, all forms, reports, and documents required to be filed with the Federal Reserve Board, the FDIC, any state regulatory authority with jurisdiction over any of the activities of Seller or the Seller Subsidiaries, any self-regulatory organization, and any other applicable federal or state securities or banking authorities (all such reports and statements are collectively referred to as the “Seller Reports”).  The Seller Reports, including all Seller Reports filed from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement pursuant to Article VIII, (i) were or will be prepared in all material respects in accordance with the requirements of applicable Law and (ii) did not at the time they were filed, after giving effect to any amendment thereto filed prior to the date hereof, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information as of a later date (but before the date of this Agreement) will be deemed to modify information as of an earlier date.

(c)

The Seller has provided true and complete copies of the following internally prepared financial statements to the Company: (i) the unaudited consolidated balance sheet of the Seller as of December 31, 2012, 2013, and 2014, the related unaudited consolidated statements of earnings for the one-year periods ended December 31, 2012, 2013, and 2014, and the unaudited statement of shareholders’ equity for the one-year period ended December 31, 2014;

(ii) the Report of Condition of Union as of December 31, 2012, December 31, 2013, March 31, 2014, June 30, 2014, September 30, 2014 and December 31, 2014, together with the related Report of Income for the period then ended, together with accompanying schedules, as included in the Call Report of Union as of said date as filed with the FDIC (collectively, the “Seller Financial Statements”).  The Seller Financial Statements are true and correct in all material respects and fairly present the financial position and results of operations of the Seller and the Seller Subsidiaries as of the dates and for the periods then ended.  The Seller Financial Statements have been prepared using an accounting methodology consistently applied.  The Call Reports have been prepared in accordance with the applicable regulations and standards of the FDIC and the Federal Financial Institutions Examination Council.

(d)

The Seller Financial Statements do not, as of the date thereof, include any material assets or omit to state any material liability, absolute or contingent, or other facts, the inclusion or omission of which renders such financial statements, in light of the circumstances under which they were made, misleading in any material respect.  In the judgment of management of Seller, the Seller Financial Statements reflect adequate provision for, or reserves against, the possible credit losses of the Seller and the Seller Subsidiaries as of such dates.  The books and records of the Seller have been, and are being, maintained in all material respects in accordance with applicable legal requirements and reflect only actual transactions, except to the extent required by applicable Law or accounting requirements.

(e)

Except (i) for those liabilities that are reflected or fully reserved against on the unaudited consolidated balance sheet of the Seller as of December 31, 2014, and (ii) for liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2014, neither the Seller nor any Seller Subsidiary has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent, or otherwise due or to become due), that is required to be disclosed on a balance sheet prepared in accordance with GAAP and that, either alone or when combined with all similar liabilities, has had, or would reasonably be expected to have, a Seller Material Adverse Effect.

(f)

Since December 31, 2014, neither the Seller nor the Seller Subsidiaries nor, to Seller’s Knowledge (defined herein), any director, officer, employee, auditor, accountant, or representative of the Seller or the Seller Subsidiaries, has received  or otherwise had or obtained Knowledge of any complaint, allegation, assertion, or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies, or methods of the Seller or the Seller Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion, or claim that the Seller or the Seller Subsidiaries has engaged in questionable accounting or auditing practices.  To Seller’s Knowledge, no attorney representing the Seller or the Seller Subsidiaries, whether or not employed by the Seller or the Seller Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty, or similar violation by the Seller, the Seller Subsidiaries, or any of their respective officers, directors, employees, or agents to the Seller’s or Seller Subsidiaries’ Boards of Directors or any committee thereof or to any director or officer of the Seller or the Seller Subsidiaries.  Since December 31, 2014, there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by, or initiated at the direction of the Chief Executive Officer, Chief Financial Officer, the Seller’s, or the Seller Subsidiaries’ Board of Directors or any committee thereof.

2.8

Absence of Certain Changes or Events.

(a)

Since December 31, 2014 to the date of this Agreement, the Seller and the Seller Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since December 31, 2014, there has not been (i) any change in the financial condition, results of operations, business, assets, properties, liabilities, or reserves of the Seller and any of the Seller Subsidiaries that, individually or in the aggregate, has had, or would be reasonably expected to have a Seller Material Adverse Effect, (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of the Seller or any of the Seller Subsidiaries that has had, or would be reasonably expected to have, a Seller Material Adverse Effect, (iii) any change by the Seller in its accounting methods, principles or practices, (iv) any revaluation by the Seller of any of its assets in any material respect, (v) except for regular quarterly cash dividends on the Seller Common Stock with usual record and payment dates, to the date of this Agreement, any declaration setting aside or payment of any dividends or distributions in respect of shares of Seller Common Stock or any redemption, purchase, or other acquisition of any of its securities or any of the securities of any Seller Subsidiary, (vi) any increase in the wages, salaries, bonuses, compensation, pension, or other fringe benefits, or perquisites payable to any executive officer, employee, or director or any grant of any severance or termination pay, except in the ordinary course of business consistent with past practices, (vii) any strike, work stoppage, slow-down, or other labor disturbance, (viii) the execution of any collective bargaining agreement or Contract with a labor union or organization, or (ix) any union organizing activities.

(b)

To the Seller’s Knowledge, no third Person has used, with or without permission, the Intellectual Property (defined herein) of the Seller or any Seller Subsidiary in connection with the marketing, advertising, promotion or sale of such third party’s products or services.  Neither Seller nor any Seller Subsidiary is a party to any joint marketing or other affinity marketing program with a third party.  The Seller and all Seller Subsidiaries have valid licenses for, or exclusively own free and clear of any Liens, all Intellectual Property presently used or proposed to be used in the conduct of the business of the Seller and the Seller Subsidiaries.  To Seller’s Knowledge, no claims are pending that allege that the Seller or the Seller Subsidiaries are infringing or otherwise adversely affecting the rights of any Person (defined herein) with regard to any Intellectual Property.  To the Knowledge of the Seller and the Seller Subsidiaries, no Person is infringing the rights of the Seller or the Seller Subsidiaries with respect to any of their respective owned Intellectual Property.

2.9

Absence of Proceedings and Orders.

(a)

There is no Proceeding (defined herein) pending or, to the Seller’s Knowledge, threatened, against the Seller or any Seller Subsidiary or any of their property or assets or challenging the validity or propriety of the transactions contemplated by this Agreement, as to which there is a reasonable probability of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have a Seller Material Adverse Effect.

(b)

There is no Order imposed upon the Seller, any of the Seller Subsidiaries, or the assets of the Seller or any of the Seller Subsidiaries which has had, or would be reasonably expected to have, a Seller Material Adverse Effect. There is no Order imposed upon the Seller or any Seller Subsidiary or any of their property or assets relating to any of the transactions contemplated by this Agreement.

(c)

The Seller and the Seller Subsidiaries (i) are not subject to, and there are no pending Proceedings, and to the Seller’s Knowledge no facts or circumstances exist, that will result in the Seller or any Seller Subsidiary becoming subject to, any written Order, agreement (including an agreement under Section 4(m) of the BHCA), memorandum of understanding or similar arrangement with, (ii) have not submitted a commitment letter or similar submission to, or received an extraordinary supervisory letter from, and (iii) have not adopted any extraordinary board resolutions at the request of, any Governmental Authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits or the supervision or regulation of it or any of its Subsidiaries, nor has any Governmental Authority advised Seller or any Seller Subsidiary in writing or, to Seller’s Knowledge, otherwise advised that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such Order, agreement, memorandum of understanding, or similar arrangement or extraordinary supervisory letter or any such board resolutions, nor, to Seller’s Knowledge, has any Governmental Authority commenced an investigation in connection therewith.

(d)

To Sellers Knowledge, there are no facts or circumstances which would cause it or any of the Seller Subsidiaries to be (i) operating in violation of The Currency and Foreign Transactions Reporting Act and the regulations promulgated thereunder, as amended (the “Bank Secrecy Act”), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and the regulations promulgated thereunder, as amended (the “Patriot Act”), the Laws and regulations promulgated and administered by the Office of Foreign Asset Control (“OFAC”), any Order issued with respect to anti-money laundering by the United States Department of Justice or the United States Department of Treasury’s Financial Crimes Enforcement Network, any Order issued by OFAC, or any other applicable anti-money laundering Laws; or (ii) not in satisfactory material compliance with the applicable privacy and customer information requirements contained in any privacy, data protection, or security breach notification Laws, including, without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999, as amended (the “GLB Act”) and the provisions of the information security program adopted pursuant to 12 C.F.R Part 332.  To Seller’s Knowledge, no non-public customer identification information has been disclosed to or accessed by any unauthorized third Person in a manner which would cause it to undertake any remedial action.  The Seller (or where appropriate a Seller Subsidiary) has adopted and implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that comply in all material respects with Section 326 of the Patriot Act and such anti-money laundering program meets the requirements in all material respects of Section 352 of the Patriot Act, and it (or such other of the Seller Subsidiaries) has complied in all material respects, with any requirements to file reports and other necessary documents as required by the Patriot Act, the Bank Secrecy Act, or any other anti-money laundering Laws.

(e)

Neither Seller nor any Seller Subsidiary has received any notice or communication from any Regulatory Authority alleging violation of, or noncompliance with, any legal requirement concerning unfair, deceptive or abusive acts or practices, including Section 5 of the Federal Trade Commission Act (15 U.S.C. §45), Regulation AA issued by the Board of

Governors of the Federal Reserve System (12 CFR §227), and Wis. Stats. §§100.18 and 100.20 (each such legal requirement and the rules promulgated thereunder, a “UDAAP Law”).  Seller and Seller Subsidiaries have not been cited, fined or otherwise notified of any failure by it to comply with a UDAAP Law that has not been paid or cured.  To Knowledge of Seller or the Seller Subsidiaries, there are no facts or circumstances that could form the basis for assertion of any proceeding against Seller or a Seller Subsidiary under any UDAAP Law that, if determined adversely to Seller or such Seller Subsidiary, could reasonably be expected to adversely affect Seller and Seller Subsidiaries, taken as a whole.  No business practices of Seller or Seller Subsidiaries could reasonably be considered to be unfair, deceptive, untrue, misleading or abusive in any material respect.  With respect to all of Seller’s and Seller Subsidiaries’ products and services, the corresponding consumer disclosures have reflected accurately, clearly and conspicuously the features of such products and services as required by applicable law.

(f)

Neither Seller nor any of the Seller Subsidiaries has received any notice or communication from any Regulatory Authority alleging any violation of, or noncompliance with, any legal requirement concerning any fair lending laws or regulations, including the Equal Credit Opportunity Act and the Fair Housing Act (each such legal requirement and the rules promulgated thereunder, a “Fair Lending Law”).  Seller and Seller Subsidiaries have not been cited, fined or otherwise notified of any failure by it to comply with a Fair Lending Law that has not been cured.  To the Knowledge of Seller or the Seller Subsidiaries, there are no facts or circumstances that could form the basis of assertion of any proceeding against Seller or Seller Subsidiaries under any Fair lending Law that, if determined adversely to Seller or Seller Subsidiaries, could reasonably be expected to have a Seller Material Adverse Effect.

2.10

Employee Benefit Plans.

(a)

Current Plans.  The Seller Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 and the regulations promulgated thereunder, as amended (“ERISA”)), and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, cafeteria, flexible spending account, retiree medical or life insurance, supplemental retirement, severance, or other benefit plans, programs or arrangements, and all employment, termination, severance and other employment Contracts, or employment arrangements, with respect to which the Seller, any Seller Subsidiary, or their respective ERISA Affiliate (defined herein) has or could have any obligation, whether absolute, accrued or contingent and whether due or to become due (each a “Plan” and collectively, the “Plans”).  The Seller has furnished or made available to the Company a complete and correct copy of each Plan (or a description of the Plans, if the Plans are not in writing) and a complete and accurate copy of each material document prepared in connection with each such Plan, including, without limitation, and where applicable, a copy of (i) each trust, insurance Contract, or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the three (3) most recently filed United States Internal Revenue Service (“IRS”) Forms 5500 and related schedules and attachments, (iv) the most recently issued determination letter from the IRS for each such Plan and the materials submitted to obtain such letter or the most recently issued IRS opinion or advisory letter with respect to the Plan, (v) the three (3) most recently prepared actuarial and financial statements with respect to each such Plan, and (vi) the three (3) most recently completed nondiscrimination testing reports.

(b)

Absence of Certain Types of Plans.  No member of the Seller’s “controlled group,” within the meaning of Section 4001(a)(14) of ERISA, maintains or contributes to, or within the five years preceding the Effective Time has maintained or contributed to, an employee pension benefit plan subject to Title IV of ERISA (“Title IV Plan”) or a “multiemployer pension plan” as defined in Section 3(37) of ERISA.  None of the Plans obligates the Seller or any of the Seller Subsidiaries to pay material separation, severance, termination or similar type benefits solely as a result of any transaction contemplated by this Agreement or as a result of a “change in control,” within the meaning of such term under Section 280G of the Code except as set forth on Section 2.10(i) of the Seller’s Disclosure Schedule and Section 2.10(i).  Except as required by COBRA, none of the Plans provides for or promises retiree medical, disability, or life insurance benefits to any current or former employee, officer or director of the Seller or any of the Seller Subsidiaries.  Each of the Plans is subject only to the laws of the United States or a political subdivision thereof.

(c)

Compliance with Applicable Law.  Each Plan has been operated in all material respects in accordance with its terms and the requirements of all applicable Law, and all Persons who participate in the operation of such Plans and all Plan “fiduciaries” (within the meaning of Section 3(21) of ERISA) have acted in all material respects in accordance with the provisions of all applicable Law.  The Seller, the Seller Subsidiaries, and their respective ERISA Affiliates have performed all material obligations required to be performed by any of them under, are not in any respect in default under or in violation of, and the Seller and the Seller Subsidiaries have no Knowledge of any material default or violation by any party to, any Plan.  No Proceeding is pending or, to the Seller’s Knowledge, threatened with respect to any Plan (other than claims for benefits in the ordinary course) and, to the Seller’s Knowledge, no fact or event exists that could give rise to any such Proceeding.

(d)

Qualification of Certain Plans.  Each Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code (including each trust established in connection with such a Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code) has received a favorable determination letter from the IRS that it is so qualified or is entitled to rely on a favorable opinion or advisory letter issued to the sponsor of a master and prototype plan, and, to the Seller’s Knowledge, there is no fact or event that could adversely affect the qualified status of any such Plan.  No trust maintained or contributed to by the Seller, any of the Seller Subsidiaries, or any of their respective ERISA Affiliates is intended to be qualified as a voluntary employees’ beneficiary association or is intended to be exempt from federal income taxation under Section 501(c)(9) of the Code.

(e)

Non-Qualified Deferred Compensation Plans.  Each Plan of the Seller or any Seller Subsidiary that is or has ever been a “nonqualified deferred compensation plan,” within the meaning of Section 409A of the Code and the applicable Treasury Regulations and other official guidance (each such Plan, a “Non-qualified Plan”): (i) at all times, since December 31, 2004, has satisfied the requirements of Section 409A of the Code and such Treasury Regulations and other official guidance and has been operated in all material respects in accordance with such requirements; or (ii) has not been “materially modified,” within the meaning of Section 409A of the Code and such Treasury Regulations and other guidance, at any time since October 3, 2004 with respect to deferred compensation earned and vested before December 31, 2004, under any such plan existing before October 3, 2004.  To the Seller’s Knowledge, no participant in any Non-qualified Plan will incur any Tax on any benefit under such plan before the date as of which such benefit is actually paid to such participant based on the terms and operation of the Non-qualified Plan up to the date of this Agreement.  Each Plan that is subject to Section 409A of the Code has been established or amended in form to comply with the final Treasury Regulations issued under Section 409A of the Code.  No event has occurred that would be treated by Section 409A(b) of the Code as a transfer of property for purposes of Section 83 of the Code.  No plan requires the Seller or any Seller Subsidiary to gross up any former or current employee, officer, director or contractor for any Tax related to payments under Section 409A of the Code.  The exercise price of any and all stock rights (as such term is defined in Treasury Regulation 1.409A-1(l)) of the Seller is at least equal to the fair market value of the Seller Common Stock on the date such stock rights were granted and such stock rights are fully exempt from Section 409A of the Code, and the Seller has not incurred any liability or obligation to withhold Taxes under Section 409A of the Code upon the vesting of any stock rights.

(f)

Absence of Certain Liabilities and Events.  There has been no non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan.  The Seller and each of the Seller Subsidiaries has not incurred any liability for any excise tax arising under Sections 4971 through 4980G of the Code, and no fact or event exists that could give rise to any such liability.

(g)

Plan Contributions.  All contributions, premiums, or payments required to be made with respect to any Plan by the Seller, any Seller Subsidiary, or their respective ERISA Affiliates have been made on or before their due dates or within the applicable grace period for payment without default.

(h)

Employment Contracts.  Except as set forth on Section 2.10(h) of the Seller Disclosure Schedule, neither the Seller nor any Seller Subsidiary is a party to any Contracts for employment, severance, consulting, or other similar agreements with any employees, consultants, officers or directors of the Seller or any of the Seller Subsidiaries.  Neither the Seller nor any Seller Subsidiary is a party to any collective bargaining agreements.

(i)

Effect of Agreement.  Except as set forth on Section 2.10(i) of the Seller Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not, directly or indirectly, obligate the Seller or any Seller Subsidiary to pay any separation, severance, termination, or similar benefit to, or accelerate the time of vesting for, change the time of payment to, or increase the amount of compensation due to, any former or current employee, officer, director, or contractor of the Seller or any Seller Subsidiary.  No amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer, or director of the Seller or any Seller Subsidiary who is a “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) under any employment, severance, or termination agreement, other compensation arrangement, or Plan currently in effect would be characterized as an Excess Parachute Payment (defined herein).  No employment, severance or termination agreement, other compensation arrangement or any Plan requires the Seller to gross up any former or current employee, officer, or director of the Seller for any Tax related to Section 4999 of the Code.

2.11

Registration Statement; Proxy Statement/Prospectus.  The information supplied by the Seller for inclusion or incorporation by reference in the Registration Statement (defined herein) will not at the time the Registration Statement is declared effective contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The information supplied by the Seller for inclusion or incorporation by reference in the proxy statement/prospectus to be sent to the shareholders of the Seller in connection with the meeting of the Seller’s shareholders to consider the Merger (the “Seller Shareholders’ Meeting”) (such proxy statement/prospectus as amended or supplemented is referred to herein as the “Proxy Statement/Prospectus”) will not at the date the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to shareholders, at the time of the Seller Shareholders’ Meeting and at the Effective Time, be false or misleading with respect to any material fact stated therein, or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading.  If at any time prior to the Effective Time any event relating to the Seller or any of its Affiliates (defined herein), officers, or directors is discovered by the Seller which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, the Seller shall promptly inform the Company.  The Proxy Statement/Prospectus will comply in all material respects as to form with the requirements of the Securities Act, the Exchange Act (to the extent applicable), and the rules and regulations thereunder.

2.12

Owned Property and Leased Property.

(a)

Section 2.12(a) of the Seller Disclosure Schedule identifies all real property, other than Other Real Estate Owned Property (“OREO Property”) that, as of the date of this Agreement is (i) owned by the Seller or the Seller Subsidiaries (“Owned Real Property”), including all tax parcel identification numbers and legal descriptions, or (ii) leased pursuant to which the Seller or a Seller Subsidiary is a party, either as a lessor or lessee (“Leased Real Property”).  The Seller and each of the Seller Subsidiaries: (i) has good and marketable title to all its Owned Real Property; (ii) holds valid and enforceable leases for all its Leased Real Property; (iii) owns all of its personal property reflected on the Seller Financial Statements; and (iv) holds valid and enforceable leases for all leased personal property used by the Seller or any Seller Subsidiary, in each case free and clear of all mortgages and all other Liens, except for such minor imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby, or which, individually or in the aggregate, would not have a Seller Material Adverse Effect.  All leases and licenses pursuant to which Seller or any of the Seller Subsidiaries lease or license from others any real or personal property are in good standing, valid and enforceable in accordance with their respective terms, and there is not, under any of such leases and licenses, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default) by Seller or such Seller Subsidiary, except for any such default or event which has not had, and would not reasonably be expected to have, a Seller Material Adverse Effect.  Seller’s and each of the Seller Subsidiaries’ Owned Real Property and Owned Personal Property in regular use have been reasonably maintained and are in good and serviceable condition, reasonable wear and tear excepted.

(b)

Section 2.12(b) of the Seller Disclosure Schedule identifies all OREO Property that, as of the date of this Agreement, was owned by the Seller or the Seller Subsidiaries, including all tax parcel identification numbers.   Seller and each Seller Subsidiary has good and marketable title to all of its OREO Property, in each case free and clear of all mortgages and all other Liens, except for such minor imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby, or which, individually or in the aggregate, would not have a Seller Material Adverse Effect.

(c)

With respect to the Owned Real Property, there are no:  (i) actual or, to Seller’s Knowledge, proposed special assessments; (ii) pending or, to Seller’s Knowledge, threatened Proceedings, including any condemnation Proceedings; (iii) material structural or mechanical defects in any of the buildings, building systems, equipment, fixtures, or other improvements located thereon; (iv) Orders requiring the repair, alteration or correction of any existing condition with respect thereto; or (v) pending or, to Seller’s Knowledge, threatened change in any zoning Laws.

(d)

A complete and correct copy of each lease applicable to the Leased Real Property has been provided to Buyer.  No rent payable under the lease has been prepaid by more than thirty (30) days in advance of the due date pursuant to the terms of the lease.  There exist no defaults or events or conditions that with the giving of notice or the passage of time would constitute a default by the Seller or any Seller Subsidiary under the lease.

(e)

To the Seller’s Knowledge all governmental authorizations, including certificates of occupancy and business licenses, required in connection with the occupancy of the Owned Real Property and the Leased Real Property have been obtained by Seller and are in full force and effect and in good standing.

2.13

Environmental Matters.  Except as set forth in Section 2.13 of the Seller Disclosure Schedule, to the Knowledge of Seller and Seller Subsidiaries:  (i) the Owned Real Property, OREO Property, the Leased Real Property, the Participation Facilities (defined herein), and the Loan Properties (defined herein) are and at all times since they became properties owned or operated by the Seller, Seller Subsidiaries or, in the case of Participation Facilities or Loan Properties, since they became Participation Facilities or Loan Properties, as the case may be, have been in compliance in all material respects with all applicable Laws, Orders, and Contractual obligations relating to the environment, health, safety, natural resources, wildlife or “Hazardous Materials” which are hereinafter defined as chemicals, pollutants, contaminants, wastes, toxic substances, compounds, products, solid, liquid, gas, petroleum, or other regulated substances or materials, but excluding substances ordinarily utilized for maintenance, cleaning, or janitorial purposes, which are hazardous, toxic or otherwise harmful to health, safety, natural resources, or the environment (“Environmental Laws”); (ii) during and prior to the period of (a) the Seller’s or any of the Seller Subsidiaries’ ownership or operation of any of their respective current properties, (b) the Seller’s or any of the Seller Subsidiaries’ participation in the management of any Participation Facility or (c) the Seller’s or any of the Seller Subsidiaries’ holding of a security interest in a Loan Property, Hazardous Materials have not been generated, treated, stored, transported, released or disposed of in, on, under, above, from or affecting any such property; (iii) there are no underground or aboveground storage tanks and there have never been any underground or aboveground storage tanks located on, in or  under any properties currently or formerly owned or operated by the Seller or any Seller Subsidiary; (iv) the Seller and the Seller Subsidiaries have not received any notice from any Governmental Authority or third Person notifying the Seller or any Seller Subsidiary of any Environmental Claim; and (v) there are no circumstances with respect to any properties currently owned or operated by the Seller or a Seller Subsidiary or any Participation Facility or any Loan Property that could reasonably be anticipated (a) to form the basis for an Environmental Claim against Seller or the Seller Subsidiaries or any properties currently or formerly owned or operated by the Seller or any Seller Subsidiaries or any Loan Property or Participation Facility or (b) to cause any properties currently owned or operated by the Seller or any Seller Subsidiaries or any Loan Property or Participation Facility to be subject to any restrictions on ownership, occupancy, use, or transferability under any applicable Environmental Law or require notification to or Consent of any Governmental Authority or third Person pursuant to any Environmental Law.

The following definitions apply for purposes of this Section 2.13:  (a) “Loan Property” means any real property in which the Seller or any of the Seller Subsidiaries holds a security interest and, where required by the context, said term means the owner or operator of such property; (b) “Participation Facility” means any facility in which the Seller or any of the Seller Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such property; and (c) “Environmental Claims” shall mean any and all material administrative, regulatory, judicial, or private Proceedings relating in any way to (i) any Environmental Law; (ii) any Hazardous Material including without limitation any abatements, removal, remedial, corrective, or other response action in connection with any Hazardous Material, Environmental Law or order of a Governmental Authority; or (iii) any actual or alleged damage, injury, threat or harm to health, safety, natural resources, wildlife, or the environment.

2.14

Absence of Agreements.  Neither the Seller nor any Seller Subsidiary is a party to any Contract or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any Order or directive by, or is a recipient of any extraordinary supervisory letter which restricts the conduct of its business (including any Contract containing covenants which limit the ability of the Seller or of any Seller Subsidiary to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which, the Seller or any Seller Subsidiary may carry on its business (other than as may be required by Law or applicable Governmental Authorities)), or in any manner relates to its capital adequacy, its credit policies or its management, nor has the Seller or any Seller Subsidiary been advised that any Governmental Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such Contract or Order.

2.15

Taxes.

(a)

The Seller, and all Seller Subsidiaries have timely filed all material Tax Returns required to be filed by them (or filed any necessary extensions) on or prior to the date of this Agreement (and all such Tax Returns were accurate and complete in all material respects).  Seller and all Seller Subsidiaries have timely paid and discharged all Taxes due with respect to each Tax Return, except such as are being contested in good faith by appropriate proceedings and with respect to which the Seller is maintaining adequate reserves for their payment.  For the purposes of this Section 0, references to the Seller and the Seller Subsidiaries include former subsidiaries of the Seller for the periods during which any such corporations were owned, directly or indirectly, by the Seller.

(b)

All Taxes that the Seller and all Seller Subsidiaries are required to have withheld and collected have been duly withheld and collected and, to the extent required, have been paid to the appropriate taxing authority, including, without limitation, all Taxes required to have been withheld or collected and paid in connection with amounts paid or owing to any employee, former employee, non-resident, independent contractor, creditor, shareholder, affiliate, customer, or third party.

(c)

There are no audits pending or to the Knowledge of Seller, threatened against Seller or any Seller Subsidiary. To the Knowledge of Seller, neither the IRS nor any other governmental entity or taxing authority or agency is now asserting, either through audits, administrative proceedings, or court proceedings, any deficiency or claim for additional Taxes from Seller or any Seller Subsidiary.  No government body in any jurisdiction where the Seller or any Seller Subsidiary does not file a Tax Return has made a claim in writing that such entity is or may be subject to taxation by that government body or jurisdiction.

(d)

Neither the Seller nor any of the Seller Subsidiaries has granted any outstanding waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax.  Except for statutory liens for current Taxes not yet due, there are no material Tax Liens on any assets of the Seller or any of the Seller Subsidiaries.

(e)

Neither the Seller nor any of the Seller Subsidiaries will be required to include in taxable income either for any taxable period (or portion thereof) ending after the Closing Date (i) any amount in respect of any adjustment under Section 481(a) of the Code as a result of a change in accounting method for a taxable period beginning on or before the Closing Date; (ii) any installment sale or open transaction disposition made prior to the Closing Date; (iii) prepaid amount received prior to the Closing Date; or (iv) closing agreement under Section 7121 of the Code (or other comparable agreement) entered into prior to the Closing Date.

(f)

Neither the Seller nor any of the Seller Subsidiaries is a party to or bound by, or has any Liability to another Person under, any Tax sharing agreement, Tax allocation agreement, Tax indemnity agreement, or other similar agreement with respect to Taxes (including any closing agreement, gain recognition agreement, or other material agreement relating to Taxes).  The Seller Disclosure Schedule sets forth each agreement relating to allocating or sharing of Taxes among the Seller and the Seller Subsidiaries.  No tax indemnities given by the Seller or the Seller Subsidiaries in connection with a sale of stock or assets remain in effect. Neither the Seller nor any of the Seller Subsidiaries (i) is a member of an affiliated, consolidated, combined, or unitary group, other than one of which the Seller was the common parent, or (ii) has any liability for the Taxes of any Person (other than the Seller and the Seller Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state or local law) as a transferee or successor, by Contract or otherwise.  Neither the Seller nor any of the Seller Subsidiaries is a “foreign person” within the meaning of the Code.

(g)

Neither the Seller nor any of the Seller Subsidiaries (i) owns any “tax-exempt use property” within the meaning of Section 168(h) of the Code, or (ii) is a party to any “safe harbor lease” that is subject to the provisions of Section 168(f)(8) of the Internal Revenue Code as in effect prior to the Tax Reform Act of 1986, or to any “long term contract” within the meaning of Section 460 of the Code.

(h)

Each of the Seller and the Seller Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.  No member of the Seller's consolidated group for federal income Tax purposes is, or ever has been, a party to any “reportable transaction” as defined in Section 6707A(c)(1) of the Code and Treasury Regulation §1.6011-4(b).

(i)

Neither the Seller nor the Seller Subsidiaries has, or has ever had, a permanent establishment (within the meaning of any applicable Tax treaty) or office or other fixed place of business in a country other than the United States.

(j)

There is no Contract with or covering any employee or former employee or independent contractor or former independent contractor of either the Seller or the Seller Subsidiaries that, individually or collectively, could give rise to (or already has resulted in) a payment or provision of any other benefit (including accelerated vesting) by any member of Seller's consolidated group for federal income Tax purposes that could not be deductible by reason of Code Section 280G or could be subject to an excise Tax under Code Section 4999, and neither the Seller nor the Seller Subsidiaries is obligated to pay, gross-up, or otherwise indemnify any employee or contractor for any Taxes including potential Taxes imposed under Code Section 409A or Code Section 4999.

(k)

For purposes of this Agreement, “Tax” or “Taxes” shall mean taxes, charges, fees, levies, and other governmental assessments and impositions of any kind, payable to any Governmental Authority, including, without limitation, (i) income, franchise, profits, gross receipts, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer, and gains taxes, (ii) customs duties, imposts, charges, levies, or other similar assessments of any kind, and (iii) interest, penalties, and additions to tax imposed with respect thereto; and “Tax Returns” shall mean returns, reports, and information statements with respect to Taxes required to be filed with the IRS or any other Governmental Authority, including, without limitation, consolidated, combined, and unitary tax returns.

2.16

Insurance.  The Seller Disclosure Schedule lists all material policies of insurance of the Seller and the Seller Subsidiaries currently in effect.  To the Knowledge of Seller and the Seller Subsidiaries, the Seller and each Seller Subsidiary is presently insured, and during each of the past five calendar years (or so long as the Seller or any Seller Subsidiary has been in existence if less than five calendar years), has been insured, for reasonable amounts against such risks as companies engaged in a similar business would customarily be insured.  Since January 1, 2010, there have been no claims that individually exceed $25,000 or in the aggregate exceed $100,000.00 with respect to the Seller or any Seller Subsidiary under such bonds and insurance policies.  To the Knowledge of Seller and the Seller Subsidiaries, neither the Seller nor any

Seller Subsidiary is aware of any facts that would form the basis of a material claim under such bonds or insurance coverage.  Each such policy is in full force and effect, with all premiums due thereon on or prior to the Closing Date having been paid as and when due.  Neither the Seller nor any Seller Subsidiary has been notified that its fidelity or insurance coverage will not be renewed by its carrier on substantially the same terms as its existing coverage.

2.17

Brokers.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller or any Seller Subsidiary.

2.18

Tax Matters.  Neither Seller, nor any Seller Subsidiary, through the date of this Agreement has taken or agreed to take any action that would prevent the Merger from qualifying as a reorganization under Section 368(a)(1)(A) of the Code.

2.19

Seller Material Adverse Effect.  Since December 31, 2014, there has not been any Effect (defined herein), that, individually or in the aggregate, has had, or would be reasonably expected to have a Seller Material Adverse Effect, and to Seller’s Knowledge, no fact or condition exists that would reasonably be expected to have a Seller Material Adverse Effect.

2.20

Material Contracts.  Excluding any loan, credit, deposit, and similar agreements, entered into by the Seller or any Seller Subsidiary in the ordinary course of business, the Seller Disclosure Schedule lists all of the following written Contracts, instruments or other arrangements to which Seller or any Seller Subsidiary is a party or by which it is bound (collectively, the “Material Contracts”):

(a)

any lease or license with respect to any property, real or personal, whether as lessor, lessee, licensor, or licensee;

(b)

any Contract or commitment for capital expenditures in excess of $10,000.00 for any one project or $25,000 in the aggregate;

(c)

any Contract or commitment for total expenses in excess of $25,000.00 for the purchase of materials, supplies, or for the performance of services for a period of more than one hundred eighty (180) days from the date of this Agreement other than for services provided in connection with this Agreement;

(d)

any Contract or option for the purchase or sale of any real property, other than OREO Property in the ordinary course of business;

(e)

any Contract, commitment, or agreement outside of the ordinary course of business;

(f)

any management, employment, consulting, or other personal services Contract, not terminable without penalty by the Seller or Seller Subsidiary on sixty (60) days' notice or less;

(g)

any Contract relating to or involving the merger, consolidation, or sale of the Seller or Seller Subsidiary, or any stock or material amount of the assets, of the Seller or any Seller Subsidiary;

(h)

any Contract or promissory note evidencing any indebtedness of Seller or any Seller Subsidiary;

(i)

any power of attorney given to any Person by the Seller or any Seller Subsidiary;

(j)

any Contract not to compete in any business or in any geographical area, or to use or receive the products or services of any third party on an exclusive basis;

(k)

any Contract restricting the right of the Seller or any Seller Subsidiary to use or disclose any information in its possession, entered into outside the ordinary course of business;

(l)

any partnership, joint venture, or similar arrangement;

(m)

any agreement for data processing or technology services; or

(n)

any other Contract or series of related Contracts which involves an expenditure by Seller or any Seller Subsidiary in excess of $25,000.00 on an annual basis.

Each Material Contract is a valid and legally binding obligation of the Seller or the applicable Seller Subsidiary.  The Seller and the Seller Subsidiaries have performed in all material respects all their obligations under the Material Contracts, and, to the Knowledge of Seller and the Seller Subsidiaries, there is no default under, and no event has occurred that, with the lapse of time or action by a third party or both, could result in a default, by Seller or any Seller Subsidiary under any Material Contract that could result in damages, costs or expenses of more than $25,000.00 in the aggregate.

2.21

Vote Required.  The affirmative vote of a majority of the votes that holders of the outstanding shares of Seller Common Stock are entitled to cast is the only vote of the holders of any class or series of the Seller capital stock necessary to approve this Agreement and the transactions contemplated hereby, including the Merger, provided this Agreement and the Merger are unanimously approved by the Seller’s Board of Directors.

2.22

Shareholders’ Agreement.  Neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby will trigger any rights for any Person under any shareholders’ agreement.

2.23

Related Party Loans  There are no outstanding loans made by the Seller or any Seller Subsidiary to any executive officer or director of the Seller or a Seller Subsidiary, other than loans that are subject to and that were made and continue to be in compliance with Regulation O under the Federal Reserve Act.

2.24

ALLL.  In the reasonable judgment of Union, the allowance for loan and lease losses (“ALLL”) shown on the December 31, 2014 Call Report filed for Union is in compliance with GAAP and adequate to provide for estimated loan losses, net of recoveries relating to loans previously charged off, on loans outstanding as of December 31, 2014.  In the reasonable judgment of Seller, the ALLL on the consolidated balance sheet of the Seller as of December 31, 2014 is in compliance with GAAP and adequate to provide for estimated loan losses, net of recoveries relating to loans previously charged off, on consolidated loans outstanding as of December 31, 2014.

2.25

Administration of Trust Accounts.  Neither the Seller nor any Seller Subsidiary is the trustee of any trust or otherwise exercises trust powers.

2.26

Loans. (i) The Seller Disclosure Schedule lists each written or oral loan Contract or borrowing arrangement of Seller or any Seller Subsidiary which has been classified as “substandard,” “doubtful,” “loss,” “other loans especially mentioned,” or any comparable classifications by the Seller, Seller Subsidiaries, or banking regulators.  Neither the Seller nor any Seller Subsidiary is a party to any Contract (defined herein) for a loan or borrowing arrangement in violation of any Law, which violation could reasonably be expected to have a Seller Material Adverse Effect. Notwithstanding any term contained herein to the contrary, all loan-related Contracts, including without limitation, all promissory notes, accounts receivable (billed and unbilled), security agreements, guarantees, and recourse agreements, of Seller and any Seller Subsidiary, as held in its respective portfolios or as sold with recourse into the secondary market, represent and are valid and binding obligations of their respective parties and debtors, enforceable in accordance with their respective terms, except to the extent such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights and remedies generally from time to time in effect and by applicable laws which may affect the availability of equitable remedies; each of them is based on a valid, binding, and enforceable Contract, each of which has been executed and delivered in material compliance in form and substance with any and all applicable Laws.  All Uniform Commercial Code filings, or filings of mortgages, or of Liens or other security interest documentation that are required by any applicable Laws to perfect the security interests referred to in any and all of such documents or other security agreements have been made, and all security interests under such mortgages, documents, or security agreements have been perfected.

2.27

Investment Securities.  Except for Seller's ownership of the equity interests in the Seller Subsidiaries, neither the Seller nor any Seller Subsidiary beneficially, directly or indirectly owns any class of equity securities or similar interests of any other corporation, bank, business trust, association, or similar organization.  The Seller Disclosure Schedule lists all investment securities owned by Seller or any Seller Subsidiary.  The Seller and each Seller Subsidiary have good and marketable title to all investment securities held by them (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien.  Such securities are valued on the general ledger of the Seller or Seller Subsidiary, as applicable, in accordance with GAAP relative to their designation as securities held to maturity.

2.28

Investigation.  Where representations and warranties herein are qualified by the Knowledge of the Seller, the Seller represents and warrants that the individuals described in the Definition of “Knowledge” in Section 9.3 have conducted a reasonable investigation into the subject matter at issue.

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed in the disclosure schedule delivered by the Company to the Seller prior to the execution of this Agreement (the “Company Disclosure Schedule”) which shall set forth items of disclosure with specific reference to the particular Section or subsection of this Agreement to which the information in the Company Disclosure Schedule relates, the Company hereby represents and warrants to the Seller as of the date of this Agreement and as of the Closing Date as follows:

3.1

Organization and Qualification; Subsidiaries.

(a)

The Company is a corporation duly organized, validly existing and in active status under the laws of the State of Wisconsin and a registered bank holding company under the BHCA.  Each subsidiary of the Company (a “Company Subsidiary” or, collectively, “Company Subsidiaries”) is a bank, a corporation, a limited liability company or another form of business entity duly organized, validly existing and in good standing under the laws of the state of its organization or the United States of America.  Each of the Company and the Company Subsidiaries have the requisite corporate power and authority and are in possession of all franchises, grants, authorizations, licenses, permits, easements, Consents, certificates, approvals, and orders necessary to own, lease, and operate their respective properties and to carry on their respective business as now being conducted (“Company Approvals”), including appropriate authorizations from the Federal Reserve Board, the FDIC, the Securities and Exchange Commission (the “SEC”), and the WDFI, and neither Company nor any Company Subsidiary has received any notice of proceedings relating to the revocation or modification of any Company Approvals.

(b)

The Company and each Company Subsidiary is duly qualified or licensed as a foreign business entity to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased, or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Company Material Adverse Effect (defined herein).

(c)

A true and complete list of all of the Company Subsidiaries as of December 31, 2014 is set forth in the Company Disclosure Schedule.

3.2

Articles of Incorporation and Bylaws.  The Company has previously furnished or made available to the Seller a complete and correct copy of the Articles of Incorporation (“Company Articles”) and the Bylaws (“Company Bylaws”).  The Company Articles and Company Bylaws are in full force and effect.  The Company is not in breach of any of the provisions of the Company Articles or Company Bylaws.

3.3

Capitalization.

(a)

The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock, $5.00 par value per share, and no preferred stock.  As of December 31, 2014, (i) 9,777,834 shares of the Company Common Stock were issued and 9,054,821 shares of the Company Common Stock were outstanding, all of which were duly authorized, validly issued, fully paid and non-assessable, and not issued in violation of any preemptive right of any Company shareholder, (ii) 723,013 shares of Company Common Stock are held in the treasury of the Company, (iii) 225,736 and 106,834 shares of Company Common Stock were subject to outstanding stock options and restricted stock units, respectively, under the Company’s 2010 Equity Incentive Plan and 330,908 shares of Company Common Stock were left to be granted as stock options or restricted stock units under such plan; and (iv) 215,000 shares of Company Common Stock were reserved for issuance upon conversion of convertible promissory notes that were outstanding and subject to conversion on April 1, 2015.  Except as set forth in this Section, there are no other outstanding options, warrants or other rights, agreements, arrangements, or commitments of any character, including, without limitation, voting agreements or arrangements, relating to the issued or unissued capital stock or other equity interests of the Company or obligating the Company to issue or sell any shares of capital stock or other equity interests of, or other equity interests in, the Company or any Company Subsidiary.

(b)

The shares of Company Common Stock to be issued pursuant to the Merger will, upon issuance in accordance with the provisions of this Agreement, be duly authorized, validly issued, fully paid and non-assessable.

3.4

Authority.  The Company has the requisite corporate power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company, including, without limitation, the Company’s Board of Directors, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated hereby.  This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company and assuming the due authorization, execution and delivery by the Seller, is enforceable against the Company in accordance with its terms, except as enforcement may be limited by Laws affecting insured depository institutions, general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency and similar Laws affecting creditors’ rights and remedies generally.

3.5

No Conflict; Required Filings and Consents.

(a)

The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement and the consummation of the transactions contemplated hereby by the Company shall not, (i) conflict with or violate the Company Articles or Company Bylaws or the Articles of Incorporation or Bylaws or other organizational documents, as the case may be, of any Company Subsidiary, (ii) conflict with or violate any Laws applicable to the Company or any Company Subsidiary or by which any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation of, or result in the creation of a Lien or encumbrance on any of the properties or assets of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which the

Company or any Company Subsidiary or its or any of their respective properties is bound or affected, except in the case of clause (ii) and (iii), above, for any such conflicts, violations, breaches, defaults, or other occurrences that would not, individually or in the aggregate, have a Company Material Adverse Effect.

(b)

The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement and the consummation of the transactions contemplated hereby by the Company shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, state securities or blue sky laws, the BHCA, the FDIA, any other applicable federal or state banking Laws and regulations, and (ii) where the failure to obtain such Consents or to make such filings or notifications would not prevent or delay consummation of the Merger or otherwise prevent the Company from performing its obligations under this Agreement, and would not have, or be reasonably expected to have, a Company Material Adverse Effect.  Neither the Company nor any Company Subsidiary are subject to any foreign Governmental Authority or foreign law.

3.6

Securities and Banking Reports; Financial Statements.

(a)

The Company and each Company Subsidiary have filed all forms, reports, schedules and documents required to be filed with (x) the SEC since December 31, 2011 (collectively, the “Company SEC Reports”) and (y) the FDIC, the Federal Reserve Board, the WDFI and any other applicable federal or state securities or banking authorities (all such reports and statements are collectively referred to with the Company SEC Reports as the “Company Reports”).  The Company Reports, including all Company Reports filed from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement pursuant to Article VIII, (i) were or will be prepared in all material respects in accordance with the requirements of applicable Law, and (ii) did not at the time they were filed, after giving effect to any amendment thereto filed prior to the date hereof, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information as of a later date (but before the date of this Agreement) will be deemed to modify information as of an earlier date.  The Parties agree that the failure of the Company's Chief Executive Officer or Chief Financial Officer to provide any certification required to be filed with any document filed with the SEC shall constitute an event that has a Company Material Adverse Effect.

(b)

Each of the audited and unaudited consolidated financial statements (including, if applicable, any related notes thereto) contained in the Company SEC Reports have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or required by reason of a concurrent change to GAAP) and each fairly presents in all material respects the consolidated financial position of the Company and the Company Subsidiaries as of the respective dates thereof and the consolidated results of its operations and cash flows and changes in financial position for the periods indicated, except (i) for any statement therein or omission therefrom which were corrected, amended or supplemented or otherwise disclosed or updated in a subsequent Company SEC Report filed prior to the date hereof, and (ii) that any unaudited interim financial statements do not contain the footnotes required by GAAP, and were or are subject to normal and recurring year-end adjustments, which were not or are not expected to be material in amount, either individually or in the aggregate.  The Company has not had any dispute with any of its auditors regarding accounting matters or policies during any of its past three full fiscal years or during the current fiscal year-to-date requiring disclosure pursuant to Item 304 of Regulation S-K promulgated by the SEC.

(c)

To the Company’s Knowledge, the Company and each of its officers and directors are in compliance with and have complied in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and any related rules and regulations promulgated by the SEC thereunder, and (ii) the applicable listing and corporate governance rules and regulations of the NASDAQ.  With respect to each Report on Form 10-K and Form 10-Q and each amendment of any such report filed by the Company with the SEC since December 31, 2011, the Chief Executive Officer and Chief Financial Officer of the Company have made all certifications required by Sarbanes-Oxley and the rules and regulations promulgated thereunder at the time of such filing, and to the Company’s Knowledge, the statements contained in each such certification were true and correct when made.  Further, the Company has established and maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) promulgated under the Exchange Act) that are reasonably designed to ensure that material information (both financial and non-financial) relating to the Company and the subsidiaries required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that such information is accumulated and communicated to the Company’s principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and the principal financial officer of the Company required by Section 302 of Sarbanes-Oxley with respect to such reports. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in Sarbanes-Oxley.

(d)

The Company has established and maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) promulgated under the Exchange Act) (“Internal Controls”).  To the Company’s Knowledge, based on its evaluation of Internal Controls prior to the date hereof, such Internal Controls are sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with GAAP.  The Company has disclosed, based on its most recent evaluation of Internal Controls prior to the date hereof, to the Company’s auditors and audit committee (i) any significant deficiencies and material weaknesses known to the Company in the design or operation of Internal Controls which are reasonably likely to adversely affect in a material respect the Company’s ability to record, process, summarize, and report financial information, and (ii) any material fraud known to the Company that involves management or other employees who have a significant role in internal controls.  For purposes of this Agreement, a “significant deficiency” in Internal Controls means an internal control deficiency that adversely affects an entity’s ability to initiate, authorize, record, process, or report external financial data reliably in accordance with GAAP. A “significant deficiency” may be a single deficiency or a combination of deficiencies that results in more than a remote likelihood that a misstatement of the annual or interim financial statements that is more than inconsequential will not be prevented or detected.  For purposes of this Agreement, a “material weakness” in Internal Controls means a significant deficiency or a combination of significant deficiencies, that results in more than a remote likelihood that a material adverse misstatement of the annual or interim financial statements will not be prevented or detected.

(e)

There are no outstanding loans made by the Company or any Company Subsidiary to any executive officer (as defined in Rule 3b-7 promulgated under the Exchange Act) or director of the Company, other than loans that are subject to and in compliance with Regulation O under the Federal Reserve Act.

(f)

Except (i) for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 or described in the notes thereto, (ii) for the liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2014, and (iii) liabilities or obligations that arise under this Agreement, neither Company nor any Company Subsidiary has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent, or otherwise and whether due or to become due), required to be disclosed on a balance sheet prepared in accordance with GAAP that, either alone or when combined with all similar liabilities, has had, or would reasonably be expected to have, a Company Material Adverse Effect.

(g)

The Company has not been notified by its independent public accounting firm or by the staff of the SEC that such accounting firm or the staff of the SEC, as the case may be, are of the view that any financial statement included in any registration statement filed by the Company under the Securities Act or any periodic or current report filed by the Company under the Exchange Act should be restated, or that the Company should modify its accounting in future periods in a manner that would have a Company Material Adverse Effect.

(h)

Since December 31, 2014, neither the Company nor the Company Subsidiaries nor, to the Company’s Knowledge, any director, officer, employee, auditor, accountant, or representative of the Company or the Company Subsidiaries, has received or otherwise had or obtained knowledge of any complaint, allegation, assertion, or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies, or methods of the Company or the Company Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion, or claim that the Company or the Company Subsidiaries has engaged in questionable accounting or auditing practices.  To the Company’s Knowledge, no attorney representing the Company or the Company Subsidiaries, whether or not employed by the Company or the Company Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any Company Subsidiary or any of their respective officers, directors, employees, or agents to the Company’s or any Company Subsidiary's Board of Directors or any committee thereof or to any director or officer of the Company or any Company Subsidiary.  Since December 31, 2014, there have been no material internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the Chief Executive Officer, Chief Financial Officer, general counsel, the Company’s or any Company Subsidiary's Board of Directors or any committee thereof.

3.7

Absence of Certain Changes or Events.  Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, since December 31, 2014 to the date of this Agreement, the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since December 31, 2014, there has not been (i) any change in the financial condition, results of operations or business of the Company or any of the Company Subsidiaries that, individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect, (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of the Company or any of the Company Subsidiaries that has had a Company Material Adverse Effect, (iii) any change by the Company in its accounting methods, principles or practices, (iv) any revaluation by the Company of any of its assets in any material respect, (v) any strike, work stoppage, slow down, or other labor disturbance, (vi) the execution of any collective bargaining agreement, contract or other agreement or understanding with a labor union or organization, or (vii) any union organizing activities.

3.8

Absence of Proceedings and Orders.

(a)

There is no Proceeding pending or, to the Company’s Knowledge, threatened, against the Company or any Company Subsidiary or any of their property or assets or challenging the validity or propriety of the transactions contemplated by this Agreement, as to which there is a reasonable probability of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have a Company Material Adverse Effect.

(b)

There is no Order imposed upon the Company, any of the Company Subsidiaries or the assets of the Company or any of the Company Subsidiaries which has had, or would reasonably be expected to have, a Company Material Adverse Effect.  There is no Order imposed upon the Company or any Company Subsidiary or any of their property or assets relating to any of the transactions contemplated by this Agreement.

(c)

The Company and the Company Subsidiaries (i) are not subject to, and there are no pending Proceedings, and to the Company’s Knowledge no facts or circumstances exist, that will result in the Company or any Company Subsidiary becoming subject to, any written Order, agreement (including an agreement under Section 4(m) of the BHCA), memorandum of understanding or similar arrangement with, (ii) have not submitted a commitment letter or similar submission to, or received an extraordinary supervisory letter from, and (iii) have not adopted any extraordinary board resolutions at the request of, any Governmental Authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits or the supervision or regulation of it or any of its Subsidiaries, nor has any Governmental Authority advised Company or any Company Subsidiary in writing or, to Company's Knowledge, otherwise advised that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such Order, agreement, memorandum of understanding or similar arrangement or extraordinary supervisory letter or any such board resolutions, nor, to Company's Knowledge, has any Governmental Authority commenced an investigation in connection therewith.

(d)

To the Company's Knowledge, there are no facts or circumstances which would cause it or any Company Subsidiary to be, (i) operating in violation of the Bank Secrecy Act, the

Patriot Act, the Laws and regulations promulgated and administered by OFAC, any Order issued with respect to anti-money laundering by the United States Department of Justice or the United States Department of Treasury’s Financial Crimes Enforcement Network, any Order issued by OFAC, or any other applicable anti-money laundering Laws; or (ii) not in satisfactory compliance, with the applicable privacy and customer information requirements contained in any privacy, data protection, or security breach notification Laws, including, without limitation, in Title V of the GLB Act, and the provisions of the information security program adopted pursuant to 12 C.F.R Part 332.  To the Knowledge of Company and any Company Subsidiary, no non-public customer identification information has been disclosed to or accessed by any unauthorized third Person in a manner which would cause it to undertake any remedial action.  The Company (or where appropriate a Company Subsidiary) has adopted and implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that comply in all material respects with Section 326 of the Patriot Act and such anti-money laundering program meets the requirements in all material respects of Section 352 of the Patriot Act, and it (or such other of the Company Subsidiaries) has complied in all material respects, with any requirements to file reports and other necessary documents as required by the Patriot Act, the Bank Secrecy Act, or any other anti-money laundering Laws.

(e)

Neither Company nor any Company Subsidiary has received any notice or communication from any Regulatory Authority alleging violation of, or noncompliance with, any UDAAP Law.  Company and Company Subsidiaries have not been cited, fined or otherwise notified of any failure by it to comply with a UDAAP Law that has not been paid or cured.  To Knowledge of Company or Company Subsidiaries, there are no facts or circumstances that could form the basis for assertion of any proceeding against Company or a Company Subsidiary under any UDAAP Law that, if determined adversely to Company or such Company Subsidiary, could reasonably be expected to adversely affect Company and Company Subsidiaries, taken as a whole.  No business practices of Company or Company Subsidiaries could reasonably be considered to be unfair, deceptive, untrue, misleading or abusive in any material respect.  With respect to all of Company’s and Company Subsidiaries’ products and services, the corresponding consumer disclosures have reflected accurately, clearly and conspicuously the features of such products and services.

(f)

Neither Company nor any of the Company Subsidiaries has received any notice or communication from any Regulatory Authority alleging any violation of, or noncompliance with, any Fair Lending Law.  Company and Company Subsidiaries have not been cited, fined or otherwise notified of any failure by it to comply with a Fair Lending Law that has not been cured.  To the Knowledge of Company or Company Subsidiaries, there are no facts or circumstances that could form the basis of assertion of any proceeding against Company or Company Subsidiaries under any Fair lending Law that, if determined adversely to Company or Company Subsidiaries, could reasonably be expected to adversely affect Company and Company Subsidiaries, taken as a whole.

3.9

Registration Statement; Proxy Statement/Prospectus.  The information supplied by the Company for inclusion or incorporation by reference in the registration statement of the Company (the “Registration Statement”) pursuant to which the shares of Company Common Stock to be issued in the Merger will be registered with the SEC shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The information supplied by the Company for inclusion or incorporation by reference in the Proxy Statement/Prospectus shall not, at the date the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to shareholders, at the time of the Seller Shareholders’ Meeting and at the Effective Time, be false or misleading with respect to any material fact stated therein, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.  If at any time prior to the Effective Time any event relating to the Company or any of its Affiliates, officers or directors is discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, the Company will promptly inform the Seller.  The Registration Statement and the Proxy Statement/Prospectus shall comply in all material respects as to form with the requirements of the Securities Act, the Exchange Act (to the extent applicable) and the rules and regulations thereunder.  Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information about, or supplied or omitted by, the Seller which is contained in any of the foregoing documents.

3.10

Compliance; Permits.  Neither the Company nor any Company Subsidiary is in (i) conflict with, or in violation of, any Law or Order applicable to the Company or any Company Subsidiary or by which its or any of their respective properties is bound or affected, or (ii) breach or default of any Contract to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or its or any of their respective properties is bound or affected, except in each case for any such violations, conflicts, breaches, or defaults which would not, individually or in the aggregate, have a Company Material Adverse Effect; provided, however, that the foregoing general representation regarding Company's and Company Subsidiaries' compliance with Laws and Contracts does not apply to, and is superseded by, the more detailed representations and warranties set forth in this Agreement with respect to Company’s and Company's Subsidiaries' compliance with specific Laws and Contracts, including without limitation, representation and warranties in Sections 3.5 through 3.9.

3.11

Title to Property.  The Company and each of the Company Subsidiaries has good and marketable title to all of their respective properties and assets, real and personal, free and clear of all mortgage liens, and free and clear of all other liens, charges and encumbrances except liens for taxes not yet due and payable, pledges to secure deposits and such minor imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which would not, individually or in the aggregate, have a Company Material Adverse Effect; and all leases and licenses pursuant to which the Company or any of the Company Subsidiaries lease or license from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases or licenses, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default and in respect of which the Company or such Company Subsidiary has not taken adequate steps to prevent such a default from occurring), except for any such default or event which has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.  Substantially all of the Company’s and each of the Company Subsidiaries’ buildings and equipment in regular use have been reasonably maintained and are in good and serviceable condition, reasonable wear and tear excepted.

3.12

Brokers.  No broker, finder or investment banker (other than Edelman & Co., Ltd.) is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

3.13

Tax Matters.  Neither the Company, nor any Company Subsidiary, has through the date of this Agreement taken or agreed to take any action that would prevent the Merger from qualifying as a reorganization under Section 368(a)(1)(A) of the Code.

3.14

Financing.  The Company has authorized and unissued shares and available funds in amounts sufficient for the purpose of distributing the Stock Amount and the Cash Amount of the Per Share Consideration.

3.15

Company Material Adverse Effect.  Since December 31, 2014, there has not been any Effect that, individually or in the aggregate, has had, or would be reasonably expected to have a Company Material Adverse Effect, and to Company's Knowledge, no fact or condition exists that would reasonably be expected to have a Company Material Adverse Effect.

ARTICLE IV - COVENANTS OF SELLER

4.1

Affirmative Covenants.  The Seller hereby covenants and agrees with the Company that, except (i) as permitted by this Agreement, (ii) as disclosed in the Seller Disclosure Schedule, (iii) as required by Law or a Governmental Authority of competent jurisdiction, provided, that prior to failing to take any such action, the Seller notifies the Company thereof, or (iv) as otherwise consented to in writing by the Company, which consent shall not be unreasonably withheld, delayed or conditioned, during the period from the date hereof to the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, it will, and it will cause each Seller Subsidiary, to:

(a)

operate its business only in the usual, regular, and ordinary course consistent with past practices;

(b)

use commercially reasonable efforts to preserve intact its business organization and assets, maintain its rights and franchises, retain the services of its key officers and key employees, and maintain its relationships with customers;

(c)

use commercially reasonable efforts to maintain and keep the Owned Real Property and the Leased Real Property in as good repair and condition as at present, ordinary wear and tear excepted;

(d)

use commercially reasonable efforts to keep in full force and effect director and officer liability insurance comparable in amount and scope of coverage to that now maintained by it;

(e)

perform in all material respects all obligations required to be performed by it under all Material Contracts relating to or affecting its assets, properties, and business;

(f)

comply with and perform in all material respects all obligations and duties imposed upon it by all applicable Laws;

(g)

maintain the “well capitalized” status of Union;

(h)

if requested in writing by Company within 30 days of the date of this Agreement, deliver written Phase I environmental site assessments for any piece of Owned Real Property held by Seller or any Seller Subsidiary so requested;

(i)

not to take any action or fail to take any action which, individually or in the aggregate, can reasonably be expected to have a Seller Material Adverse Effect;

(j)

use commercially reasonable efforts to deliver all written Consents necessary to assign or transfer all Material Contracts to the Company prior to the Effective Time;

4.2

Negative Covenants.  Except (i) as permitted by or provided in this Agreement, (ii) as disclosed in the Seller Disclosure Schedule, (iii) as required by Law or a Governmental Authority of competent jurisdiction, provided that prior to taking any such action, the Seller notifies the Company thereof, or (iv) as otherwise consented to in writing by the Company, which consent shall not be unreasonably withheld, delayed or conditioned, during the period from the date hereof to the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, the Seller shall not do, or permit any Seller Subsidiary to do, any of the following:

(a)

(i) except to maintain qualification pursuant to the Code, adopt, amend, renew, or terminate any Plan or any other agreement, arrangement, plan, or policy between the Seller or any Seller Subsidiary and one or more of its current or former directors, officers, or employees, or (ii) except for normal increases for employees in the ordinary course of business consistent with past practices, increase in any manner the base salary, bonus, incentive compensation or fringe benefits of any director, officer, or employee or pay any benefit not required by any Plan or other agreement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares), or enter into, amend, or renew any employment, consulting, severance, retention, change of control, or similar agreements with any director, officer, or employee;

(b)

declare or pay any dividend on, or make any other distribution in respect of, its outstanding shares of capital stock, except for dividends by a Seller Subsidiary to the Seller;

(c)

except as contemplated by this Agreement, merge with or into any other Person, permit any other Person to merge into it or consolidate with any other Person, or effect any reorganization or recapitalization;

(d)

purchase or otherwise acquire the assets or any equity interests of any Person other than in the ordinary course of business;

(e)

liquidate, sell, dispose of, encumber, or permit any Liens with respect to any assets (other than the sale of OREO Property and nonperforming assets in the ordinary course of business and at par value) or acquire any assets, including the extension of any credit, with a value in excess of $50,000.00 outside of the ordinary course of business;

(f)

make, commit to make, renew, extend the maturity of, or alter any of the material terms of a loan or group of loans to any borrower and its Affiliates that, individually or collectively, would be in excess of $500,000.00, provided, however, that Company will be deemed to have consented under this Section 4.2(f) unless Company objects to the transaction no later than forty-eight (48) hours (weekends and holidays excluded) after receipt by Company of all information relating to the making, renewal, or alteration of such loan;

(g)

with respect to Seller and Union, borrow money from any Person; provided, however, this shall not affect the ability of Seller or Union to accept deposits;

(h)

repurchase, redeem or otherwise acquire, or issue, sell or deliver, split, reclassify, combine or otherwise adjust, or agree to issue, sell or deliver, split, reclassify, combine or otherwise adjust, any stock, bonds or other corporate securities of which the Seller or any of the Seller Subsidiaries is the issuer (whether authorized and unissued or held in treasury), or grant or issue, or agree to grant or issue, any options, warrants or other Rights (including convertible securities) calling for issue thereof;

(i)

propose or adopt any amendments to the Seller Articles or Seller Bylaws, or any similar organizational documents of the Seller Subsidiaries;

(j)

change any of its methods of accounting in effect at December 31, 2014 or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December 31, 2014, except as may be required by GAAP;

(k)

change any lending, investment, liability management, or other material policies concerning the business or operations of the Seller or any of the Seller Subsidiaries, except as required by Law or by a Governmental Authority:

(l)

take any of the following actions:

(i)

acquire or sell any Contracts for the purchase or sale of financial or other futures or any put or call options, or enter into any hedges or interest rate swaps relating to cash, securities, or any commodities whatsoever or enter into any other derivative transaction, or enter into, terminate or exchange a derivative instrument;

(ii)

make any investments other than in investments in the ordinary course of business in U.S. Treasury securities or other securities with a credit rating of no less than AAA and with maturities of no greater than two (2) years;

(iii)

incur any material liabilities or material obligations, whether directly or by way of guaranty, including any obligation for borrowed money in excess of an aggregate of $25,000.00 (for the Seller and the Seller Subsidiaries on a consolidated basis) except in the ordinary course of business consistent with past practice;

(iv)

enter into any Contract with respect to any discharge, waiver, satisfaction, release or relinquishment of any material Contract rights, Liens, debts or claims, not in the ordinary course of business and consistent with past practices (such as the creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by United States government or agency securities, which are in the ordinary course of business and consistent with past practices), or impose, or suffer the imposition of, on any material asset of the Seller or any Seller Subsidiaries of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, “treasury tax and loan” accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the Seller Disclosure Schedule) and in no event with a value in excess of $25,000.00 individually;

(v)

settle any Proceeding for any amount in excess of $10,000.00 or in any manner which would restrict in any material respect the operations or business of the Seller or any of the Seller Subsidiaries;

(vi)

purchase any new financial product or instrument outside of the ordinary course of business which involves entering into a Contract under which the aggregate obligations of the Seller would exceed $10,000.00 or which would have a term of twelve (12) months or longer;

(vii)

make any capital expenditure, except in the ordinary course of business and consistent with past practice, but in no event in excess of $10,000.00 individually;

(viii)

take any action or fail to take any action which, individually or in the aggregate, would be reasonably expected to have a Seller Material Adverse Effect;

(ix)

take any action that would adversely affect or delay the ability of the Seller to perform any of its obligations on a timely basis under this Agreement or cause any of the conditions set forth in Article VII to not be satisfied;

(m)

fail to maintain all existing policies of insurance with respect to the Owned Real Property, OREO Property, and Leased Real Property in their present form and with their present coverage;

(n)

fail to comply with any Law or Order applicable to the Owned Real Property or the Leased Real Property if such failure would materially adversely affect the condition (physical or otherwise) of such Owned Real Property or Leased Real Property or Seller’s ability to operate its business therefrom; or

(o)

agree in writing or otherwise to do any of the foregoing.

4.3

No Solicitation of Transactions.

(a)

Prior to the Effective Time, the Seller agrees:

(i)

that neither it nor any Seller Subsidiary shall, and each shall use its best efforts to cause their respective representatives not to, initiate, solicit or take any action to facilitate or encourage, directly or indirectly, any inquiries or the making or submission of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to any Acquisition Transaction (defined herein), or, except as provided herein below, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person or group relating to an Acquisition Proposal (defined herein) (excluding the transactions contemplated by this Agreement);

(ii)

that it will immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any parties conducted on or prior to the date of this Agreement with respect to any of the foregoing, and it will inform such parties of its obligations under this Section 4.3; and

(iii)

that it will immediately notify the Company if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it or any of such Persons or groups.

(b)

Except as provided herein below:  (i) the Seller’s Board of Directors shall recommend that the Seller’s shareholders vote in favor of and adopt and approve this Agreement and the Merger at the Seller Shareholders’ Meeting pursuant to the Seller’s Board of Directors Recommendation; and (ii) neither the Seller’s Board of Directors nor any committee thereof shall withhold, withdraw, amend or modify, or propose or resolve to withhold, withdraw, amend, or modify the Seller’s Board of Directors Recommendation in a manner adverse to the Company (a “Change of Recommendation”).

(c)

Notwithstanding Section 4.3(a) and (b) above, prior to the receipt of the requisite shareholder approval at the Seller Shareholders’ Meeting (the “Seller Requisite Vote”), the Seller may, solely in response to an unsolicited bona fide written Acquisition Proposal that did not result from the breach of this Section 4.3 and following delivery to the Company of notice of such Acquisition Proposal in compliance with its obligations under Section 4.3(a)(iii), (1) furnish information to the party making the Acquisition Proposal and/or (2) engage in discussions or negotiations regarding the Acquisition Proposal, but only if (A) the Seller’s Board of Directors has reasonably concluded in good faith that the Person or group making such Acquisition Proposal will have adequate sources of financing to consummate such Acquisition Proposal, (B) prior to furnishing any information to such Person, such Person shall have entered into a confidentiality agreement with the Seller (which shall expressly permit the Seller to disclose the terms of the confidentiality agreement to the Company) on terms no less favorable to the Seller than the confidentiality provisions contained in Section 6.11 of this Agreement, (C) the Seller’s Board of Directors reasonably determines in good faith that the Acquisition Proposal would reasonably be expected to result in a Superior Offer (defined herein), and (D) the Seller’s Board of Directors reasonably determines in good faith and after consultation with outside counsel that such action is required for Seller’s Board of Directors to comply with its fiduciary duties to shareholders imposed by Law.

(d)

The Seller’s Board of Directors shall deliver to the Company a prior written notice advising the Company that it intends to take such action referred to in Section 4.3(c).  The Seller shall notify the Company within forty-eight (48) hours after it receives any Acquisition Proposal, any inquiry that would reasonably be expected to lead to an Acquisition Proposal, or any request for non-public information relating to the Seller or for access to the business, properties, assets, books, or records of the Seller by any third party, and, for the avoidance of doubt, the Seller is obligated to notify the Company of any Acquisition Proposal (or any discussion, negotiation, or inquiry with respect thereto).  In such notice, the Seller shall identify the Person making, and details of the material terms and conditions of, any such Acquisition Proposal, indication, or request.  The Seller shall keep the Company fully informed, on a current basis, of the status and material terms of any such Acquisition Proposal, indication or request, including any material amendments or proposed amendments as to price and other material terms thereof.  The Seller shall provide the Company with at least forty-eight (48) hours prior notice of any meeting of the Seller’s Board of Directors (or such lesser notice as is provided to the members of the Seller’s Board of Directors) at which the Seller’s Board of Directors is reasonably expected to consider any Acquisition Proposal.  The Seller shall promptly provide the Company with a list of any non-public information concerning the Seller’s business, present or future performance, financial condition, or results of operations, provided to any Person, and, to the extent such information has not been previously provided to the Company, copies of such information.

(e)

Except as set forth in this Section 4.3, the Seller’s Board of Directors shall not make any Change of Recommendation.  Notwithstanding the foregoing, at any time prior to the receipt of the Seller Requisite Vote, the Seller’s Board of Directors may make a Change of Recommendation, if: (i) the Seller promptly notifies the Company, in writing, at least ten (10) Business Days (the “Notice Period”) before making a Change of Recommendation, of its intention to take such action with respect to a Superior Offer, which notice shall state expressly that the Seller has received an Acquisition Proposal that the Seller’s Board of Directors intends to declare a Superior Offer and that the Seller’s Board of Directors intends to make a Change of Recommendation; (ii) the Seller attaches to such notice the most current version of the proposed agreement (which version shall be updated on a prompt basis) and the identity of the Person making such Superior Offer; (iii) the Seller shall, during the Notice Period, negotiate with the Company in good faith to make such adjustments in the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute a Superior Offer (it being agreed that in the event that, after commencement of the Notice Period, there is any material revision to the terms of a Superior Offer, including, any revision in price, the Notice Period shall be extended, if applicable, to ensure that at least five (5) Business Days remains in the Notice Period subsequent to the time the Seller notifies the Company of any such material revision (it being understood that there may be multiple extensions)); and (iv) the Seller’s Board of Directors determines in good faith, after consulting with outside legal counsel, that such Acquisition Proposal continues to constitute a Superior Offer after taking into account any adjustments made by the Company during the Notice Period in the terms and conditions of this Agreement.

(f)

If all requirements of Section 4.3(c), Section 4.3(d) and Section 4.3(e) are satisfied, the Seller may terminate this Agreement solely in order to concurrently enter into a definitive agreement with respect to a Superior Offer.

4.4

Update Disclosure; Breaches.

(a)

From and after the date of this Agreement until the Effective Time, the Seller shall update the Seller Disclosure Schedule on a regular basis by written notice to the Company to reflect any matters which have occurred from and after the date of this Agreement which, if existing on the date of this Agreement, would have been required to be described therein.

(b)

The Seller shall, in the event it becomes aware of the impending or threatened occurrence of any event or condition which would cause or constitute a material breach (or would have caused or constituted a material breach had such event occurred or been known prior to the date of this Agreement) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to the Company and use its reasonable best efforts to prevent or promptly remedy the same.

4.5

Tax Treatment.  The Seller will use its best efforts to cause the Merger to qualify as a reorganization under Section 368(a)(1)(A) of the Code.

4.6

Delivery of Shareholder List.  The Seller shall deliver or arrange to have its transfer agent deliver, as the case may be, to the Company or its designee, from time to time prior to the Effective Time, a complete and correct list setting forth the names and addresses of the Seller shareholders, their holdings of stock as of the latest practicable date, and such other information as the Company may reasonably request.

4.7

Loan and Investment Policies.  The Seller agrees to maintain and to cause the Seller Subsidiaries to maintain their existing loan and investment policies and procedures designed to ensure safe and sound banking practices, which shall remain in effect, except as otherwise agreed in writing by the Company, from the date hereof until the earlier of the Effective Time or termination of this Agreement pursuant to Article VIII.  To the extent permitted by applicable Law, the Company shall have the right to designate at least one (1) observer to attend all meetings of the Seller’s (i) loan approval committee, or similar committee at any Seller Subsidiary designated by the Company, and (ii) investment committee or similar committee at any Seller Subsidiary designated by the Company, and the Seller shall ensure that such representatives receive all information given by the Seller, the Seller Subsidiary, or their respective agents to the Seller’s or Seller Subsidiaries’ members of said committees unless the observer’s presence at such meeting or providing such information to the observer is objected to by any state or federal bank regulatory agency, is in connection with any lawfully invoked privilege or is in connection with any discussion of this Agreement or the transactions contemplated under this Agreement.

4.8

Access and Information.  From the date hereof until the earlier of the Effective Time or the termination of this Agreement pursuant to Article VIII, the Seller will give the Company and its representatives, employees, counsel, and accountants reasonable access to the officers, employees, properties, books, and records of the Seller and any Seller Subsidiary and any other information relating to the Seller and any Seller Subsidiary that is reasonably requested by the Company for purpose of permitting the Company, among other things, to:  (a) review the financial statements of the Seller and any Seller Subsidiary; (b) verify the accuracy of the representations and warranties of the Seller contained in this Agreement; (c) confirm compliance by the Seller with the terms of this Agreement; and (d) prepare for the consummation of the transactions contemplated by the Agreement.  The Parties hereto acknowledge and agree that any investigation by the Company pursuant to this Section 4.8 shall not unreasonably interfere with the business and operations of the Seller or any Seller Subsidiary.  The Company shall not, without the consent of the Seller (which consent shall not be unreasonably withheld), contact any customers or key employees of the Seller or any Seller Subsidiary.  General advertisements by the Company or any Company Subsidiary will not be deemed a violation of the preceding sentence.

4.9

Documents from the Company.  In the event of termination of this Agreement, the Seller and the Seller Subsidiaries will promptly deliver to the Company all originals and copies of documents and work papers obtained by the Seller and the Seller Subsidiaries from the Company and the Company Subsidiaries, whether so obtained before or after the execution hereof, and will not use, disclose or divulge any information so obtained; provided, however, that any disclosure of such information may be made to the extent required by applicable law, regulation, or judicial or regulatory process; and provided further, the Seller and the Seller Subsidiaries shall not be obligated to treat as confidential any information which is publicly available or readily ascertainable from public sources, or which was known to the Seller or the Seller Subsidiaries at the time that such information was disclosed to it by the Company or the Company Subsidiaries or which is rightfully received by the Seller or the Seller Subsidiaries from a third party.

4.10

Termination of Employees.  Immediately prior to the Closing Date, Seller shall terminate the employment of all employees of Seller and Union (with the exception of Jeffrey W. Kleiman) effective as of the Effective Time (the “Terminating Employees”) and Seller or Union, as applicable, shall make all payments to such Terminating Employees for wages, incentive compensation, commissions, bonuses, and vacations owing to or accruing by such Terminating Employees on or before the Closing Date.  Seller or Union, as applicable, shall offer to make a severance payment to each such Terminating Employee at the Closing, conditioned upon execution by such Terminating Employee of a release in favor of Seller, Union and Company, in such amount that is equivalent to one weeks’ worth of pay for such Terminating Employee for each year of service, subject to a minimum payment of $1,500.00 per affected employee.  Between the date of this Agreement and the Closing Date, Company agrees to provide all Company and Baylake job postings to Terminating Employees in an effort to allow such employees the opportunity to apply for any such open positions at the Company or Baylake.  Following execution of this Agreement, Seller shall arrange a meeting with its employees regarding the proposed transaction, which Company shall be permitted to attend, to discuss the impact on and opportunities available to such employees as a result of the proposed transaction.

4.11

Resignations.  The Seller shall use its reasonable efforts to obtain and deliver to the Company at the Closing the resignations, effective as of the Effective Time, of those directors of the Seller Subsidiaries designated by the Company to the Seller in writing at least ten (10) days prior to the Closing.

4.12

No Control of Seller’s Business.  Nothing contained in this Agreement shall give the Company or any of its representatives or Affiliates, directly or indirectly, the right to control or direct the operations of the Seller or any Seller Subsidiary prior to the Effective Time.  Notwithstanding the foregoing, Seller shall negotiate an agreement to sell Novak to the principals of Novak (the “Novak Principals”) at a price and on terms to be reasonably agreed to by Company, with closing to occur immediately prior to the Closing of the Merger.  Prior to the Effective Time, the Seller shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over the operations of Seller and the Seller Subsidiaries.  Notwithstanding the preceding sentence, the Company shall have the right, from time to time and without unreasonably disrupting normal business operations, to have an employee or agent present on the Seller’s or any Seller Subsidiary’s premises during normal business hours to observe activities, but this shall not authorize such person in any way to control or direct the operations of the Seller or any Seller Subsidiary.  Also, the Company may designate a person to attend and observe, but such person shall have no right to participate in, any regular board of directors meeting of Seller or any Seller Subsidiary, and reasonable advance notice of any such meeting shall be given to the Company by Seller; provided that the Board of Directors of Seller or any Seller Subsidiary may exclude such person when discussing any matter related to this Agreement, the transactions contemplated herein, any Acquisition Proposal or any Superior Offer, when objected to by any state or federal bank regulatory agency or when in connection with any lawfully invoked privilege.

ARTICLE V - COVENANTS OF THE COMPANY

5.1

Affirmative Covenants.  The Company hereby covenants and agrees with the Seller that, except (i) as permitted by this Agreement, (ii) as disclosed in the Company Disclosure Schedule, (iii) as required by Law or a Governmental Authority of competent jurisdiction, provided, that prior to failing to take any such action, the Company notifies the Seller thereof, or (iv) as otherwise consented to in writing by the Seller, which consent shall not be unreasonably withheld, delayed or conditioned, during the period from the date hereof to the earlier of the Effective Time or the termination of this Agreement pursuant to Article VIII, it will, and it will cause each Company Subsidiary, to:

(a)

maintain its corporate existence in good standing and maintain all books and records in accordance with accounting principles and practices as used in the Company’s financial statements applied on a consistent basis;

(b)

maintain the “well capitalized” status of the Company and Baylake;

(c)

conduct its business in a manner that does not violate any Law, except for possible violations which, individually or in the aggregate, do not have, and would not reasonably be expected to have, a Company Material Adverse Effect;

(d)

operate its business only in the usual, regular, and ordinary course consistent with past practices; and

(e)

not to take any action or fail to take any action which, individually or in the aggregate, can be expected to have a Company Material Adverse Effect.

5.2

Negative Covenants.  Except (i) as permitted by or provided in this Agreement, (ii) as disclosed in the Company Disclosure Schedule, (iii) as required by Law or a Governmental Authority of competent jurisdiction, provided that prior to taking any such action, the Company notifies the Seller thereof, or (vi) as otherwise consented to in writing by the Seller, which consent shall not be unreasonably withheld, delayed or conditioned, during the period from the date hereof to the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, the Company shall not do, or permit any Company Subsidiary to do, any of the following:

(a)

take any action that would adversely affect or delay the ability of the Company to perform any of its obligations on a timely basis under this Agreement or cause any of the conditions set forth in Article VII to not be satisfied; or

(b)

amend its articles of incorporation or bylaws in a manner that would materially and adversely affect the economic benefits of the Merger to the holders of Seller Common Stock.

5.3

Breaches.  The Company shall, in the event it becomes aware of the impending or threatened occurrence of any event or condition which would cause or constitute a material breach (or would have caused or constituted a material breach had such event occurred or been known prior to the date of this Agreement) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to the Seller and use its reasonable best efforts to prevent or promptly remedy the same.

5.4

Stock Exchange Listing.  The Company shall use its best efforts to cause the shares of Company Common Stock to be issued in the Merger to be approved for listing on the NASDAQ, subject to official notice of issuance, prior to the Effective Time.

5.5

Tax Treatment.  The Company will use its best efforts to cause the Merger to qualify as a reorganization under Section 368(a)(1)(A) of the Code, including any actions required under Section 1.7(h) of this Agreement.

5.6

Documents from the Seller.  In the event of termination of this Agreement, the Company and the Company Subsidiaries will promptly deliver to the Seller all originals and copies of documents and work papers obtained by the Company and the Company Subsidiaries from the Seller and the Seller Subsidiaries, whether so obtained before or after the execution hereof, and will not use, disclose, or divulge any information so obtained; provided, however, that any disclosure of such information may be made to the extent required by applicable law or regulation or judicial or regulatory process; and provided further that the Company and the Company Subsidiaries shall not be obligated to treat as confidential any such information which is publicly available or readily ascertainable from public sources, or which was known to the Company or the Company Subsidiaries at the time that such information was disclosed to it by the Seller or the Seller Subsidiaries or which is rightfully received by the Company or the Company Subsidiaries from a third party.  The Company will use such information as provided to it by the Seller or Seller’s Subsidiaries, or representatives thereof, solely for the purpose of conducting business, legal and financial reviews of the Seller and the Seller’s Subsidiaries and for such other purposes as may be related to this Agreement, and the Company will, and will direct all of its agents, employees and advisors to, maintain confidentiality of all such information in accordance with the terms of this Agreement and the confidentiality agreement entered into by and between the Company and the Seller dated August 26, 2014.

5.7

Access and Information.  From the date hereof until the earlier of the Effective Time or the termination of this Agreement pursuant to Article VIII, the Company will give the Seller and its representatives, employees, counsel, and accountants reasonable access to the officers and employees of the Company and any other information relating to the Company that is reasonably requested by the Seller for purpose of permitting the Seller, among other things, to: (a) verify the accuracy of the representations and warranties of the Company contained in this Agreement; (b) confirm compliance by the Company with the terms of this Agreement; and (c) prepare for the consummation of the transactions contemplated by the Agreement.  The Parties hereto acknowledge and agree that any investigation by the Seller pursuant to this Section 5.7 shall not unreasonably interfere with the business and operations of the Company.

5.8

Lease of Certain Seller Property.  The Company shall agree to lease property currently owned by Seller at 410 Milwaukee Street, Kewaunee, Wisconsin, to Novak at or prior to the Closing on reasonable terms acceptable to the Company and Novak.

5.9

Seller Indebtedness.  The Company shall assume or pay the indebtedness of the Seller to Associated Bank, National Association, in the approximate amount of $213,750.00 at or prior to the Closing and thereby secure the release of Union common stock held by Associated Bank as collateral security for such indebtedness.

ARTICLE VI - ADDITIONAL AGREEMENTS

6.1

Regulatory Filings of Company.

(a)

Within thirty (30) days following execution and delivery of this Agreement, the Company will file all applications and take all other appropriate actions necessary to obtain the regulatory approvals referred to in Section 7.1(c) and the Seller will use all reasonable and diligent efforts to assist in obtaining all such approvals.  The obligation of the Company to take all appropriate actions shall not be construed as including an obligation to accept any terms of or conditions to a consent, authorization, order, or approval of, or any exemption by, any Governmental Authority or other party that are not acceptable to the Company, in its sole reasonable discretion, or to change the business practices of the Company or the Company Subsidiaries in a manner not acceptable to the Company, in its sole reasonable discretion.  In advance of filing any application for such regulatory approval, the Company shall provide the Seller and its counsel with a copy of such application (but excluding any information contained therein regarding the Company and its business or operations for which confidential treatment has been requested) and provide an opportunity to comment thereon and shall include documents or comments reasonably proposed by the Seller, and thereafter shall promptly advise the Seller and its counsel of any material communication received by the Company or its counsel from any regulatory authority with respect to such application.

(b)

The Company shall file with the SEC within forty-five (45) days after the execution of this Agreement or as soon as practical thereafter, the Registration Statement on Form S-4 promulgated under the Securities Act (or on such other form as shall be appropriate)

and shall use all reasonable efforts to cause the Registration Statement to become effective thereafter, and, if necessary, amend and supplement the same.  The Registration Statement shall include a Proxy Statement/Prospectus acceptable to the Company and the Seller, prepared by the Company and the Seller for use in connection with the Shareholders' Meeting, all in accordance with the rules and regulations of the SEC, it being understood that the Company shall have final approval authority with respect to the content of the Proxy Statement/Prospectus.  Each of the Seller and the Company shall furnish all information concerning itself and its Affiliates that is required to be included in the Proxy Statement/Prospectus or, to the extent applicable, the other filings, or that is customarily included in a Proxy Statement/Prospectus or other filings prepared in connection with transactions of the type contemplated by this Agreement.  The Company shall provide the Seller and its counsel with an opportunity to comment on the Registration Statement and Proxy Statement/Prospectus included therein and other filings in advance of the filing of the same with SEC, and shall include documents or comments reasonably proposed by the Seller.  Each of the Seller and Company shall use its commercially reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect to the Registration Statement, Proxy Statement/Prospectus or the other filings, and the Seller shall use its commercially reasonable efforts to cause the definitive Proxy Statement/Prospectus to be mailed to the Seller’s shareholders as promptly as reasonably practicable after the date of this Agreement.  The Company shall promptly notify Seller upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement/Prospectus or the other filings and shall provide Seller with copies of all correspondence between it and its representatives, on the one hand, and the SEC and its staff, on the other hand relating to the Proxy Statement/Prospectus or the other filings.  If at any time prior to the Seller Shareholders’ Meeting, any information relating to the Seller, Company or any of their respective Affiliates, officers, or directors, should be discovered by the Seller or Company which should be set forth in an amendment or supplement to the Proxy Statement/Prospectus or the other filings, so that the Proxy Statement/Prospectus or the other filings shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the Party which discovers such information shall promptly notify the other Party, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the shareholders of the Seller.  As provided in Section 4.3(b), the Proxy Statement/Prospectus shall include a statement by the Seller’s Board of Directors to recommend that the shareholders of the Seller adopt and approve this Agreement and the transactions contemplated thereby.

(c)

The Company shall, as soon as practicable after the execution of this Agreement, make all filings, if any, required to obtain all blue sky permits, authorizations, consents or approvals required for the issuance of the Company Common Stock.

(d)

The Seller and the Company shall furnish to the other Party all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including all information required to be included in the Proxy Statement/Prospectus and the Registration Statement) in connection with the transactions contemplated by this Agreement.  In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each Party to this Agreement shall use commercially reasonable efforts to take all such necessary action.

6.2

Golden Parachute Vote.  If any employee of Seller or any Seller Subsidiary has any Excess Parachute Payment (as defined herein) as a result of the transaction contemplated by this Agreement, then in accordance with and if required under Section 280G(b)(5) of the Code and Q&A-7 of Treasury Regulation 1.280G-1, Seller shall include in the Proxy Statement/Prospectus a proposal to shareholders to vote their approval of any excess parachute payments (the “Parachute Disclosure”) payable to officers, directors, or employees of Seller or any Seller Subsidiary (“Affected Persons”), and prior to seeking such vote of approval, Seller shall use its commercially reasonable best efforts to obtain from such Affected Persons a written agreement waiving such excess parachute payments in the event that the requisite approval is not obtained (the “Waiver”).  Within ten days prior to mailing the Parachute Disclosure or seeking the Waivers, Seller shall provide copies of such documents to the Company for its review and approval.

6.3

Meeting of Seller’s Shareholders.  Seller shall promptly after the date of this Agreement take all action necessary in accordance with the WBCL and the Seller Articles and the Seller Bylaws to convene the Seller Shareholders’ Meeting.  Seller shall use its reasonable best efforts to solicit from shareholders of Seller proxies in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of shareholders required by the WBCL and the Seller’s Articles of Incorporation and Bylaws to approve the Merger, unless the Seller’s Board of Directors shall have determined in good faith based on advice of counsel that such actions would reasonably be likely to result in violation of its fiduciary duty to Seller’s shareholders under applicable Law.

6.4

Appropriate Action; Consents.  The Seller and the Company shall use their reasonable best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate and make effective the transactions contemplated by this Agreement, and (ii) obtain all Consents from parties to Material Contracts required in connection with the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby.

6.5

Directors’ and Officers’ Indemnification and Insurance.

(a)

By virtue of the occurrence of the Merger, the Company shall from and after the Effective Time succeed to the Seller’s obligations with respect to indemnification or exculpation now existing in favor of the directors, officers, employees, and agents of the Seller and the Seller Subsidiaries as provided by Law in the Seller Articles, Seller Bylaws, indemnification agreements of Seller or the Seller Subsidiaries or otherwise in effect as of the date of this Agreement with respect to matters occurring prior to the Effective Time.  The Seller Disclosure Schedule contains a complete and correct list of all indemnification arrangements to which the Seller is a party on the date of this Agreement.  The Seller agrees not to amend or enter into new indemnification arrangements or agreements from and after the date hereof.

(b)

The Surviving Company shall, and the Company shall cause the Surviving Company to, obtain coverage under the Company’s Directors and Officers Liability and Financial Institutions Bond insurance policies for the purpose of insuring Jeffrey W. Kleiman after the Effective Time.  The Surviving Company shall, and the Company shall cause the Surviving Company to, (i) maintain in effect for a period of six (6) years after the Effective Time, the current policies of directors’ and officers’ liability insurance maintained by the Seller or Union immediately prior to the Effective Time (provided that the Surviving Company may substitute therefor policies of at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the directors and officers of the Seller and Union as the coverage, amounts, terms and conditions provided by the Seller or Union to their directors and officers as of the date of this Agreement, in each case with respect to claims arising out of or relating to events which occurred before or at the Effective Time (including in connection with the transactions contemplated by this Agreement); provided, however, that in no event will the Surviving Company be required to expend an annual premium for such coverage in excess of two hundred percent (200%) of the last annual premium paid by the Seller or Union for such insurance prior to the date of this Agreement (the “Maximum Premium”).  If such insurance coverage cannot be obtained at an annual premium equal to or less than the Maximum Premium, the Surviving Company will obtain, and the Company will cause the Surviving Company to obtain, that amount of directors’ and officers’ insurance (or “tail coverage”) obtainable for an annual premium equal to the Maximum Premium.

(c)

In the event the Company or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties or assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Company assume the obligations set forth in this Section 6.5.

(d)

The provisions of this Section 6.5 are intended to be for the benefit of, and shall be enforceable by, each Person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer or director of Seller or any Seller Subsidiary (the “Indemnified Parties”) and his or her heirs and representatives.

6.6

Notification of Certain Matters.  The Seller shall give prompt notice to the Company, and the Company shall give prompt notice to the Seller, of (i) the occurrence, or non-occurrence, of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate, and (ii) any failure of the Seller or the Company, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.6 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

6.7

Public Announcements.  The Company and the Seller shall consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated hereby, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law, including disclosures required under the federal securities laws.

6.8

Customer Retention.  Following approval of the Merger by the Seller’s shareholders and all applicable Regulatory Authorities, to the extent permitted by applicable Law, the Seller shall use commercially reasonable efforts to assist the Company in its efforts to retain the Seller’s and all Seller Subsidiaries’ customers.  Such efforts shall include making introductions of the Company’s employees to such customers, assisting in the mailing of information prepared by the Company and reasonably acceptable to the Seller or the applicable Seller Subsidiary to such customers and actively participating in any “transitional marketing programs” as the Company may reasonably request.

6.9

Additional Documents.  From time to time, as and when requested by a Party hereto, each Party shall execute and deliver any additional agreements, instruments, documents, and certificates which are consistent with the terms and conditions of this Agreement and are reasonably necessary to consummate the transactions contemplated by this Agreement.

6.10

Employee Benefit Matters.

(a)

The Company agrees that each employee of the Seller and Union who continues employment with the Company or Baylake or is subsequently hired by the Company or Baylake within six months after the Closing Date (a “Continuing Employee”) will receive credit for their tenure with Seller or Union for vesting and eligibility purposes in Baylake benefit plans.  Nothing in this Agreement (i) shall require the Company to continue to employ any particular employee of the Seller or any Seller Subsidiary following the Closing Date (with the exception of Jeffrey W. Kleiman who will be offered employment with Baylake in a position to be mutually agreed to by the Company and Mr. Kleiman prior to Closing), or (ii) except as specifically provided otherwise herein, shall alter or limit the Company's ability to amend, modify, or terminate any benefit plan, program, agreement, or arrangement.

(b)

The Company shall ensure that, as of the Closing Date, each Continuing Employee receives full credit (for all purposes, including eligibility to participate, vesting, and benefit accrual, but excluding benefit accrual under any defined benefit pension plan) for service with the Seller and Seller Subsidiary under each of the continuing employee benefit plans, programs and policies, as applicable, in which such Continuing Employee is eligible to participate in after Closing; provided, however, that no such service recognition shall result in any duplication of benefits.

(c)

Notwithstanding the terms set forth in this Section 6.10, in the event any Continuing Employee has entered into a written employment agreement or other employment arrangement with the Company or Baylake, the terms of which conflict with the terms contained in this Section 6.10, the terms of such written employment agreement or other arrangement shall govern.

6.11

Confidentiality.  Each Party shall use the non-public information that it obtains from the other Parties to this Agreement solely for the effectuation of the transactions contemplated by this Agreement or for other purposes consistent with the intent of this Agreement and shall not use any such information for other purposes including, but not limited to, the competitive detriment of the other Party, except as may be otherwise required by Law or judicial or regulatory process.  Each Party shall maintain strictly confidential all non-public information it receives from the other Party and shall, upon termination of this Agreement prior to the Effective Time, return such information in accordance with Sections 4.9 and 5.6 hereof.  The provisions of this Section 6.11 shall not prohibit the use of information consistent with the provisions of Sections 4.9 and 5.6 or prohibit disclosure of information to the Parties’ respective counsel, accountants, tax advisors, and consultants, provided that those persons also agree to maintain such information confidential in accordance with this Section 6.11 and Sections 4.9 and 5.6 hereof.

ARTICLE VII - CONDITIONS OF MERGER

7.1

Conditions to Obligation of Each Party to Effect the Merger.  The respective obligations of each Party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a)

Effectiveness of the Registration Statement.  The Registration Statement shall have been declared effective by the SEC under the Securities Act.  No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall, on or prior to the Effective Time, have been initiated or, to the Knowledge of the Company or the Seller, threatened by the SEC.  The Company shall have received all other Federal or state securities permits and other authorizations necessary to issue Company Common Stock in exchange for Seller Common Stock and to consummate the Merger.

(b)

Shareholder Approval.  This Agreement and the Merger shall have been approved and adopted by the requisite vote of the shareholders of the Seller.

(c)

Regulatory Approval.  The Parties shall have received all necessary approvals or exemptions relating to the transactions contemplated hereby, including the Merger, from the appropriate Governmental Authorities, including without limitation the Federal Reserve Board and the WDFI, and (i) the approval or exemption of the transactions contemplated hereby, including the Merger, shall have not been contested or threatened to be contested by a Governmental Authority or other Person, (ii) the approvals or exemptions shall be in full force and effect and (iii) no such approval or exemption shall impose any condition or restriction upon the Company or the Seller or their respective subsidiaries (or the Surviving Company or its subsidiaries after the Effective Time), which would materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement in such a manner as to render inadvisable the consummation of the Merger.  All conditions required to be satisfied prior to the Effective Time imposed by the terms of such approval shall have been satisfied and all waiting periods relating to such approval shall have expired.

(d)

No Order.  No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order which is in effect preventing or prohibiting consummation of the transactions contemplated by this Agreement or restricting the consummation of the transactions contemplated by this Agreement in a manner that would have a Seller Material Adverse Effect or a Company Material Adverse Effect.

(e)

Burdensome Conditions.  There shall not be any action taken, or any Order entered or enforced, by any Governmental Authority which imposes any condition or restriction upon the Company or the Seller or their respective subsidiaries (or the Surviving Company or its subsidiaries after the Effective Time), which would materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement in such a manner as to render inadvisable the consummation of the Merger.

(f)

NASDAQ Listing.  The Company shall have timely filed with NASDAQ a notification form for the listing of all shares of Company Common Stock to be issued at the Effective Time, and NASDAQ shall be deemed to have approved the listing of such shares of Company Common Stock.

7.2

Additional Conditions to Obligations of the Company.  The obligation of the Company to effect the Merger is also subject to the satisfaction at or prior to the Effective Time (or, if an earlier time is set forth in this Section 7.2, at such earlier time) of the following conditions:

(a)

Representations and Warranties.  Without giving effect to any update to the Seller Disclosure Schedule or notice to the Company under Sections 4.4 or 6.6, above, and except for Section 2.19, above, which is provided for in subsection (e), below, (i) each of the representations and warranties of the Seller contained in Sections 2.3 and 2.4 of this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties shall be true and correct as of such other date;  (ii) each of the representations and warranties of the Seller contained in this Agreement that is qualified by reference to “materiality” or Seller Material Adverse Effect shall be true and correct as of the date of this Agreement and as of the Effective Time, except, to the extent such representations and warranties are made as of another date, in which case such representations and warranties shall be true and correct as of such other date; and (iii) each of the representations and warranties of the Seller contained in this Agreement that is not qualified by reference to “materiality” or Seller Material Adverse Effect (other than Section 2.3 or 2.4) shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties shall be true and correct in all material respects as of such other date, and except in the case of clauses (ii) or (iii), above, where any failure of such representations and warranties to be true and correct, either individually or in the aggregate, would not have a Seller Material Adverse Effect.  The Company shall have received a certificate signed on behalf of the Seller by the Chief Executive Officer of the Seller to the foregoing effect.

(b)

Agreements and Covenants.  The Seller shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c)

Consents Obtained.  (i) The Seller shall continue to possess all Seller Approvals and (ii) all Consents and Orders required to be obtained, and all filings and notifications required to be made by the Seller for the authorization, execution and delivery of this Agreement, and the consummation by the Seller of the transactions contemplated hereby shall have been obtained and made by Seller, except where the failure to obtain any such Consents or Orders, or make any such filings or notifications, would not have a Seller Material Adverse Effect.

(d)

No Challenge.  There shall not be pending any Proceeding before any Governmental Authority or any other Person (i) challenging or seeking material damages in connection with, the Merger or the conversion of Seller Common Stock into Company Common Stock pursuant to the Merger or (ii) seeking to restrain, prohibit or limit the exercise of full rights of ownership or operation by the Company or the Company Subsidiaries of all or any portion of the business or assets of the Seller, which is reasonably likely to have a Seller Material Adverse Effect or a Company Material Adverse Effect.

(e)

No Material Adverse Effect.  Since the date of this Agreement, there shall have been no Seller Material Adverse Effect, and no Effect shall have occurred, that, either individually or in the aggregate, is reasonably likely to have a Seller Material Adverse Effect.  The Company shall have received a certificate of the Chief Executive Officer of the Seller to that effect.

(f)

Minimum Net Worth Requirement.

(i)

Five business days prior to the Closing Date, the Seller shall have delivered to Company a consolidated balance sheet for the Seller reflecting the Seller’s good faith estimate of the accounts of the Seller and the Seller Subsidiaries, as applicable, as of the Closing Date (which, for the avoidance of doubt, shall include net income estimated to be earned by the Seller and the Seller Subsidiaries through and including the Closing Date), prepared in conformity with past practices and policies of the Seller and the Seller Subsidiaries, and in accordance with the accounting methodology applied on a basis consistent with the preparation of the Seller Financial Statements, provided, however, that such Seller consolidated balance sheet shall not reflect the payment or accrual of Seller Merger Costs (defined below), nor any gain on the sale of Novak immediately prior to Closing, whether or not Seller’s accounting methodology would require such Seller Merger Costs to be reflected as a reduction of, and such realized gain to be reflected as an increase to, Seller’s shareholders’ equity (the “Closing Balance Sheet”).  Further, the Closing Balance Sheet and the Adjusted Net Worth (as defined herein) shall not be required to incorporate any unrealized gains or losses on securities available for sale whether or not Seller’s accounting methodology would require such unrealized gains or losses be reflected in the Closing Balance Sheet, the Adjusted Net Worth or the Minimum Net Worth.

(ii)

“Seller Merger Costs” include, but are not limited to, (A) the legal, professional, consulting, and accounting fees and expenses of Seller associated with this Agreement and the Merger; (B) the cost of terminating any Seller Contracts; (C) the severance costs to be paid to Seller and Union employees in accordance with Section 4.10; (D) any adjustments necessary to write down the Owned Real Property to its fair market value, as determined by Company in its commercially reasonable discretion; and (E) the cost of the tail coverage to be obtained in accordance with Section 6.5(b).

(iii)

If the Closing Balance Sheet reflects that the total of shareholders’ equity of the Seller (the “Adjusted Net Worth”), is less than $9,461,136.00 (the “Minimum Net Worth”), the Purchase Price shall be reduced dollar-for-dollar by an amount equal to the difference between the Minimum Net Worth and the Adjusted Net Worth.  If the Closing

Balance Sheet reflects that the Adjusted Net Worth is more than the Minimum Net Worth, Seller shall be permitted, immediately prior to Closing, to pay a special dividend to its shareholders in an amount equal to the difference between the Minimum Net Worth and the Adjusted Net Worth.

(g)

Dissenter’s Rights.  Shareholders of Seller Common Stock who have undertaken steps to perfect their right to object in accordance with the Dissenters’ Rights Statute in respect of the Merger shall not have done so with respect to shares aggregating more than ten percent (10%) of all outstanding shares of the Seller’s Common Stock.

(h)

Voting Agreement.  The Voting Agreement shall have been executed by the directors identified therein as of the date of this Agreement and shall remain in full force and effect.

(i)

Termination of Novak Referral Arrangements and In-Bank Offices.  Seller shall have terminated any referral or other revenue-sharing arrangement between Novak and Seller or Union and shall have discontinued the operation of any Novak office or provision of any Novak services out of any Union branch office, each effective as of the Effective Time, provided, however, Seller shall not be required to terminate any lease between Seller and Novak regarding the lease of Seller’s non-branch property at 410 Milwaukee Street, Kewaunee, Wisconsin, by Novak.  The Company shall continue the lease of such property to Novak following the Effective Time on reasonable terms and for a reasonable period acceptable to the Company and Novak.

7.3

Additional Conditions to Obligations of the Seller.  The obligation of the Seller to effect the Merger is also subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a)

Representations and Warranties.  Without giving effect to any notice to the Seller under Sections 5.3 or 6.6, above (i) each of the representations and warranties of the Company contained in Sections 3.3 and  3.4 of this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties shall be true and correct as of such other date; (ii) each of the representations and warranties of the Company contained in this Agreement that is qualified by reference to “materiality” or Company Material Adverse Effect shall be true and correct as of the date of this Agreement and as of the Effective Time, except to the extent that such representations and warranties are made as of another date, in which case such representations and warranties shall be true and correct as of such other date; and (iii) each of the representations and warranties of the Company contained in this Agreement that is not qualified by reference to “materiality” or Company Material Adverse Effect (other than Sections 3.3 and 3.4) shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties shall be true and correct in all material respects as of such other date, and except in the case of either clause (ii) or (iii), above, where any failure of such representations and warranties to be true and correct, either individually or in the aggregate, would not have a Company Material Adverse Effect.  The Seller shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to the foregoing effect.

(b)

Agreements and Covenants.  The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c)

Consents Obtained.  (i) The Company shall continue to possess all requisite power and authority and be in possession of all Consents and Orders necessary to own, lease, and operate its properties and to carry on its business as it is now being conducted, and (ii) all Consents and Orders required to be obtained, and all filings and notifications required to be made by the Company for the authorization, execution, and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby shall have been obtained and made by the Company, except where the failure to obtain any such Consents or Orders, or make any such filings or notifications, would not have a Company Material Adverse Effect.

(d)

Tax Opinion.  The Seller shall have received an opinion of Wipfli, LLP, independent accountants for Seller, in form and substance reasonably satisfactory to the Seller, dated as of the Closing Date, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Closing Date, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that, accordingly, for federal income tax purposes:

(i)

No gain or loss will be recognized by the Seller as a result of the Merger; and

(ii)

No gain or loss will be recognized by the shareholders of the Seller with respect to the shares of Company Common Stock they receive in exchange for their shares of Seller Common Stock pursuant to the Merger.

In rendering such opinion, the Seller’s independent accountant may require and rely upon representations and covenants contained in certificates of officers of Company, the Seller and others.

(e)

No Material Adverse Effect.  Since the date of the Agreement, there shall have been no Company Material Adverse Effect, and no Effect shall have occurred that, either individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect.  The Seller shall have received a certificate of the President and the Chief Financial Officer of the Company to that effect.

ARTICLE VIII – TERMINATION AND WAIVER

8.1

Termination.  This Agreement may be terminated at any time prior to the Effective Time, whether prior to or after the shareholders of the Seller adopt this Agreement, as applicable:

(a)

by mutual written consent duly authorized by the Company’s Board of Directors and the Seller’s Board of Directors;

(b)

by either the Seller or the Company if the Merger shall not have been consummated by October 31, 2015, unless extended by the Company’s Board of Directors and the Seller’s Board of Directors for any reason; provided, however, that such date shall automatically be extended until December 31, 2015, if the sole impediment to Closing is a delay in the approval of any required approval from the appropriate Governmental Authorities, and that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any Party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date if such action or failure to act constitutes a breach of any provision of this Agreement;

(c)

by either the Seller or the Company if a Governmental Authority shall have issued a non-appealable Order or taken any other action having the effect of restraining, enjoining, or otherwise prohibiting the Merger;

(d)

by either the Seller or the Company if the Seller Requisite Vote for the consummation of the Merger shall not have been obtained at the Seller Shareholders’ Meeting or at any adjournment or postponement thereof; provided, however, that the right to terminate this Agreement under this Section 8.1(d) shall not be available to the Seller where the failure to obtain approval by the Seller shareholders shall have been caused by the action or failure to act of the Seller, and such action or failure to act constitutes a material breach by the Seller of any provision of this Agreement;

(e)

by the Seller, upon a breach of any covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have been untrue when made or shall have become untrue, in either case such that the conditions set forth in Section 7.3(a), above, would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in the Company’s representations and warranties or breach by the Company was unintentional and is curable by the Company through exercise of commercially reasonable efforts, then the Seller may not terminate this Agreement pursuant to this Section 8.1(e) for ten (10) Business Days after delivery of written notice from the Seller to the Company of such breach, provided, that the Company continues to exercise commercially reasonable efforts to cure such breach (it being understood that the Seller may not terminate this Agreement pursuant to this Section 8.1(e) if such breach by the Company is cured during such ten (10) Business Day period);

(f)

by the Company upon a breach of any covenant or agreement on the part of the Seller set forth in this Agreement, or if any representation or warranty of the Seller shall have been untrue when made or shall have become untrue, in either case such that the conditions set forth in Section 7.2(a), above, would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in the Seller’s representations and warranties or breach by the Seller was unintentional and is curable by the Seller through exercise of its commercially reasonable efforts, then the Company may not terminate this Agreement pursuant to this Section 8.1(f) for ten (10) Business Days after delivery of written notice from the Company to the Seller of such breach, provided, that the

 Seller continues to exercise commercially reasonable efforts to cure such breach (it being understood that the Company may not terminate this Agreement pursuant to this Section 8.1(f) if such breach by the Seller is cured during such ten (10) Business Day period);

(g)

by the Company if there is a Change of Recommendation or Seller shall have materially violated or breached any of its obligations under Section 4.3;

(h)

by the Company:

(i)

if any of the conditions to the obligations of the Company to effect the Merger set forth in Section 7.1 or 7.2, above, have not been satisfied or waived by the Company at Closing or the Company reasonably determines that the timely satisfaction of any condition to the obligations of the Company to effect the Merger set forth in Sections 7.1 or 7.2, above, has become impossible (other than as a result of any failure on the part of the Company to comply with or perform any covenant or obligation of the Company set forth in this Agreement); or

(ii)

in the event there has been a Seller Material Adverse Effect between the date hereof and the Effective Time;

(i)

by the Seller:

(i)

if any of the conditions to the obligations of the Seller to effect the Merger set forth in Sections 7.1 and 7.3, above, have not been satisfied or waived by the Seller at Closing or the Seller reasonably determines that the timely satisfaction of any condition to the obligations of the Seller to effect the Merger set forth in Sections 7.1 or 7.3, above, has become impossible (other than as a result of any failure on the part of the Seller to comply with or perform any covenant or obligation of the Seller set forth in this Agreement);

(ii)

in the event there has been a Company Material Adverse Effect between the date hereof and the Effective Time; or

(iii)

pursuant to Section 4.3(f) hereof.

8.2

Notice of Termination; Effect of Termination.  Any termination of this Agreement under Section 8.1, above, will be effective immediately upon (or if termination is pursuant to Sections 8.1(e) or 8.1(f), above, and the proviso therein is applicable, ten (10) Business Days after) the delivery of written notice thereof by the terminating party to the other party.  In the event of termination of this Agreement as provided in Section 8.1, above, this Agreement shall be of no further force or effect, with no liability of any Party to the other Party, except (i) the provisions set forth in this Section 8.2, Section 8.3 and Article IX (General Provisions), shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any intentional or willful breach of this Agreement.

8.3

Fees and Expenses.

(a)

Except as set forth herein, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such fees and expenses whether or not the Merger is consummated.

(b)

If the Company shall have terminated this Agreement pursuant to Section 8.1(g) or the Seller shall have terminated this Agreement pursuant to Section 4.3(f), then the Seller shall pay to Company a termination fee of $300,000 (the “Company Termination Fee”) within two (2) Business Days after such termination.

(c)

If the Seller shall have terminated this Agreement pursuant to Section 8.1(e) for a breach by the Company of its covenants or agreements set forth in Sections 5.4, 5.5 or 6.1, then the Company shall pay to the Seller a termination fee in the amount of Seller’s documented out-of-pocket expenses incurred in conjunction with this Agreement and the transactions contemplated hereby (the “Seller Termination Fee”) within two (2) Business Days after such termination.

(d)

If the Seller or the Company shall have terminated this Agreement pursuant to Section 8.1(d) because the Seller Requisite Vote was not obtained at the Seller Shareholders’ Meeting and there has been a Change of Recommendation, then the Seller shall pay to Company the Company Termination Fee, within two (2) Business Days after such termination.

(e)

Any Company Termination Fee or Seller Termination Fee that is due under this Agreement shall be paid by wire transfer of immediately available funds to such account as Company or Seller may designate in writing to the Seller or Company, as applicable.

(f)

The Company and the Seller agree that, in the circumstances in which such the Company Termination Fee or Seller Termination Fee, as applicable, becomes payable, the payment of such termination fee, in accordance with this Agreement, (A) constitutes liquidated damages, and (B) is not a penalty, but rather a reasonable amount that will compensate the Company or the Seller, as applicable, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby.

ARTICLE IX – GENERAL PROVISIONS

9.1

Non-Survival of Representations, Warranties and Agreements.  The representations, warranties, and agreements in this Agreement shall terminate at the Effective Time or upon termination of this Agreement pursuant to Article VIII, except that the agreements set forth in Article I and Sections 6.5 and 6.7, above, shall survive the Effective Time indefinitely, and those set forth in Sections 4.9, 5.6, 8.2, 8.3 and Article IX hereof shall survive termination indefinitely.

9.2

Notices.  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed given and received when delivered personally, three (3) Business Days after being mailed by registered or certified mail (postage prepaid, return receipt requested), one (1) Business Day after being delivered by an express courier (with confirmation), or when sent by electronic mail or facsimile (with confirmation), in each case to the Parties at the following addresses, electronic mail addresses or telecopy numbers, as the case may be (or at such other address or telecopy number for a party as shall be specified by like notices of changes of address or telecopy number) and shall be effective upon receipt:

If to the Seller:

NEW Bancshares, Inc.
223 Ellis Street

Kewaunee, WI 54216
Attention:  Jeffrey W. Kleiman, President
Facsimile: (920) 388-3487

Email: jkleiman@unionstatebank.org

With a copy to:

Boardman & Clark, LLP
1 South Pinckney Street, Suite 410

P.O. Box 927

Madison, WI 53701-0927
Attention:   John E. Knight
Facsimile:  (608) 283-1709

Email: jknight@boardmanclark.com

If to the Company:

Baylake Corp.
217 North Fourth Avenue

Sturgeon Bay, Wisconsin 54235
Attention:  Robert Cera, President and CEO
Facsimile:  (920) 746-6989

Email: robert.cera@baylake.com

With a copy to:

Baylake Corp.

217 North Fourth Avenue

Sturgeon Bay, Wisconsin 54235
Attention:  Susan M. Lohrey, Secretary and Chief Legal Officer
Facsimile:  (920) 743-7422

Email: slohrey@baylake.com

AND

Godfrey & Kahn, S.C.
780 North Water Street
Milwaukee, Wisconsin 53202
Attention:  Patrick S. Murphy

Facsimile:  (414) 273-5198

Email: pmurphy@gklaw.com

9.3

Certain Definitions. For purposes of this Agreement, the term:

“Acquisition Proposal” shall mean any offer or proposal (other than an offer or proposal by the Company) relating to any Acquisition Transaction.

“Acquisition Transaction” shall mean any transaction or series of related transactions other than the transactions contemplated by this Agreement involving:

(i)

any acquisition or purchase from the Seller by any Person of more than a twenty-five percent (25%) interest in the total outstanding voting securities of the Seller or any tender offer or exchange offer that if consummated would result in any Person beneficially owning twenty-five percent (25%) or more of the total outstanding voting securities of the Seller, or any merger, consolidation, business combination, or similar transaction involving the Seller;

(ii)

any sale, lease, exchange, transfer, license, acquisition, or other disposition of more than twenty-five percent (25%) of the assets of the Seller; or

(iii)

any liquidation or dissolution of the Seller.

“Affiliate” means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person; including, without limitation, any partnership or joint venture in which any Person (either alone, or through or together with any other Person) has, directly or indirectly, an interest of ten percent (10%) or more.  For purposes of this definition, “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of voting securities, by Contract, or otherwise.

“Business Day” means any day other than a day on which banks in Wisconsin are required or authorized to be closed.

“Company Material Adverse Effect” means any Effect that, individually or in the aggregate with other Effects, (i) is material and adverse to the business, assets, liabilities, results of operations or financial condition of the Company and Company Subsidiaries taken as a whole, or (ii) materially impairs the ability of the Company to consummate the transactions contemplated hereby; provided, however, that the term “Company Material Adverse Effect” shall not be deemed to include:  (a) any Effect to the extent resulting from the announcement of this Agreement or the transactions contemplated hereby, (b) any Effect resulting from compliance with the terms and conditions of this Agreement, (c) any decrease in the price or trading volume of the Company Common Stock (but not excluding any Effect underlying such decrease to the extent such Effect would constitute a Company Material Adverse Effect), (d) any

Effect to the extent resulting from changes in Laws generally applicable to the banking industry, (e) any Effect to the extent resulting from changes in GAAP which the Company or any of the Company Subsidiaries is required to adopt, (f) changes attributable to or resulting from changes in general economic conditions affecting the banking industry generally (unless such Effect would reasonably be expected to have a materially disproportionate impact on the business, assets, liabilities, financial condition, or results of operations of the Company and Company Subsidiaries taken as a whole relative to other banking industry participants), or (g) actions contemplated and permitted by this Agreement.

“Consent” shall mean any consent, approval, authorization, clearance, exemption, waiver, permit, franchise, charter, license, easement, grant, or similar affirmation by any Person pursuant to any Contract, Law, or Order including, but not limited to, any lease agreement with respect to the Leased Real Property.

“Contract” shall mean any agreement, arrangement, authorization, commitment, contract, indenture, instrument, license, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, assets or business, including, without limitation, any letter of intent or memorandum of understanding.

“Effect” means any effect, change, event, fact, condition, occurrence, or development.

“ERISA Affiliate” means any Person or entity that is treated as a single employer with the Seller under Code Section 414.

“Excess Parachute Payment” shall have the meaning set forth in Code § 280G(b).

“GAAP” means generally accepted accounting principles.

“Intellectual Property” means the corporate name and all trademarks, service marks, trade names, logos, trade dress, including all goodwill associated with the foregoing, domain names, copyrights and registrations and applications to register or renew the registration of any of the foregoing, patents, patent applications and patent rights, trade secrets, and all similar intellectual property rights.

“Knowledge” as used with respect to an entity (including references to such entity being aware of a particular matter) shall mean those facts that are actually known by the Chairman, Chief Executive Officer, President, or Chief Financial Officer of such entity, or individuals performing similar functions.

“Law” shall mean any federal, state, or local constitution, statute, regulation, rule, common law, Order, judgment, or legally enforceable policy or requirement applicable to a Person.

“Lien” shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention, or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property (real or personal) or property (real or personal) interest, other than (i) Liens for current Taxes upon the assets or property of a Person or its subsidiaries which are not yet due and payable, provided appropriate reserves have been established therefore on the financial statements of such Person, and (ii) for depository institution subsidiaries of a Person, pledges to secure deposits and Liens incurred in the ordinary course of the banking business.

“Order” shall mean any award, decision, decree, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any court, administrative agency or any other Governmental Authority; but excluding matters requiring attention generated by Regulatory Authorities following an examination.

“Person” means an individual, corporation, partnership, association, trust, unincorporated organization, limited liability company, other entity or group (as defined in Section 13(d) of the Exchange Act) or Governmental Authority.

“Proceeding” shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice by any Person alleging potential liability of another Person, or invoking or seeking to invoke legal process to obtain information relating to or affecting another Person, which affects such other Person’s business assets (including Contracts related to it), or obligations under the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Governmental Authorities in the ordinary course consistent with past practice, nor matters requiring attention following such examinations.

“Regulatory Authorities” shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Federal Reserve Board, the FDIC, the SEC, the WDFI, and all other federal and state regulatory agencies and public authorities having jurisdiction over the Parties and their respective subsidiaries.

“Rights” shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, warrants, or other binding obligations of any character whatsoever by which a Person is or may be bound to issue additional shares of its capital stock or other Rights, or securities or Rights convertible into or exchangeable for, shares of the capital stock of a Person.

“Seller Material Adverse Effect” means Effect, that, individually or in the aggregate with other Effects, (i) is material and adverse to the business, assets, liabilities, results of operations, or financial condition of the Seller and Seller Subsidiaries taken as a whole, or (ii) materially impairs the ability of the Seller to consummate the transactions contemplated hereby; provided, however, that the term “Seller Material Adverse Effect” shall not be deemed to include the impact of (a) any Effect to the extent resulting from the announcement of this Agreement or the transactions contemplated hereby; (b) any Effect resulting from compliance with the covenants, terms and conditions of this Agreement; (c) any Effect to the extent resulting from changes in Laws or interpretations thereof generally applicable to the banking industry; (d) any Effect to the extent resulting from changes in GAAP which the Seller is required to adopt; or (e) changes attributable to or resulting from changes in general economic conditions affecting the banking industry generally, including, without limitation, changes in interest rates (unless such Effect would reasonably be expected to have a materially disproportionate impact on the business, assets, liabilities, results of operations or financial condition of the Seller relative to other banking industry participants); or (f) actions contemplated and permitted by this Agreement.

“Subsidiary” means, with reference to any corporation, partnership, limited liability company, business trust, joint venture, or other entity, ownership by such entity, directly or indirectly, of fifty percent (50%) or more of the voting equity of such entity, the holders of which are entitled to vote for the election of a majority of the board of directors or any similar governing body of such corporation, partnership, limited liability company, business trust, joint venture, or other entity.

“Superior Offer” means an unsolicited, bona fide written offer made by a third Person, who is unaffiliated with the Seller, the Seller Subsidiaries, and their respective affiliated Persons, to consummate any of the following transactions or in one or a series of related transactions:

(i)

a merger, consolidation, business combination, recapitalization, liquidation, dissolution, or similar transaction involving the Seller or Union pursuant to which those shareholders of the Seller or Union immediately preceding such transaction will hold less than fifty percent (50%) of the equity interest in the surviving or resulting entity of such transaction;

(ii)

a sale, lease, exchange, transfer, license, or other disposition by the Seller of all or substantially all of its assets; or

(iii)

the acquisition by any Person (including by way of a tender offer, merger, consolidation, business combination, exchange offer, or similar transaction or issuance by the Seller), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of fifty percent (50%) of the voting power of the then outstanding shares of capital stock of the Seller or Union; provided, however, that in each of clause (i), (ii), or (iii) immediately above, the Superior Offer shall be on terms that the Seller’s Board of Directors determines, in its good faith judgment (after receipt and consideration of the written opinion of a financial advisor to the effect that the consideration offered in such offer is superior, from a financial point of view, to the Per Share Consideration), to be (1) more favorable to the Seller shareholders than the terms of the Merger, and (2) reasonably likely to be consummated in accordance with its terms, taking into account all financial, regulatory, legal, and other aspects of the proposal, including, to the extent debt financing is required, whether such proposal is fully financed by means of an executed customary commitment letter from a Person that has agreed to provide or cause to be provided the amounts set forth therein, after taking into account any revisions to the terms of this Agreement and the Merger proposed by the Company during the Notice Period set forth in Section 4.3(e).

9.4

Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

9.5

Severability.  If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

9.6

Entire Agreement.  This Agreement (including the documents and instruments referred to in this Agreement) constitutes the entire agreement of the Parties and supersedes all prior agreements and understandings, both written and oral, between the Parties, with respect to the subject matter hereof and, except as otherwise expressly provided in Section 9.8 below, are not intended to confer upon any other Person any rights or remedies hereunder.

9.7

Assignment.  This Agreement shall not be assigned by operation of Law or otherwise, except that the Company may assign all or any of its rights hereunder and thereunder to any Affiliate, provided that no such assignment shall relieve the Company of its obligations hereunder.

9.8

Parties in Interest.  This Agreement (including the exhibits and schedules attached hereto) shall be binding upon and inure solely to the benefit of each Party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 6.5, above (which is intended to be for the benefit of and may be enforced by such Indemnified Parties).

9.9

Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

9.10

Governing Law.  This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Wisconsin, regardless of the Laws that might otherwise govern under applicable principles of choice of law or conflicts of law.

9.11

Counterparts.  This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by the Parties and delivered to the other Party, it being understood that each Party need not sign the same counterpart.

9.12

Time is of the Essence.  Time is of the essence as to all performance under this Agreement.

9.13

Specific Performance.  The Parties hereto acknowledge that monetary damages would not be a sufficient remedy for breach of this Agreement.  Therefore, upon breach of this Agreement by any Party, the aggrieved Party may proceed to protect its rights and enforce this Agreement by suit in equity, action at law or other appropriate Proceeding, including an action for the specific performance of any provision herein or any other remedy granted by Law, equity, or otherwise, in each case without posting a bond.  Any action for specific performance hereunder shall not be deemed exclusive and may also include claims for monetary damages as may be warranted under the circumstances.  The prevailing party in any such suit, action, or other Proceeding arising out of or related to this Agreement shall be entitled to recover its costs, including attorney’s fees, incurred in such suit, action, or other Proceeding.

9.14

Amendment; Waiver.  This Agreement may not be amended except by an instrument in writing signed on behalf of the Parties hereto.  At any time prior to the Effective Time, any Party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other Party hereto, (b) waive any inaccuracies by the other Party hereto in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance by the other Party hereto with any of the agreements or conditions contained herein.  Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the Party to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent other failure.

9.15

Legal Representation.

(a)

Each Party to this Agreement (and the Surviving Company of the Merger after the Effective Time) hereby agrees, on its own behalf and on behalf of its directors, officers, employees, and Affiliates, and each of their successors and assigns (all such parties, the “Waiving Parties”), that following consummation of the Merger, Boardman & Clark, LLP may serve as counsel to any directors or shareholders of Seller and any Affiliate of the Seller or any Seller Subsidiary (together, the “Protected Seller Parties”), in connection with any dispute, litigation, claim, or proceeding arising out of or relating to this Agreement or the Merger (any such representation, the “Post-Closing Representation”), notwithstanding such representation (or any continued representation) of the Seller (and the Surviving Company of the Merger after the Effective Time) or any Seller Subsidiary. Each Party hereto hereby does, and shall cause each of the Waiving Parties to, consent to the foregoing arrangements, and irrevocably waives (and will not assert) any actual or potential conflict of interest or any objection that may arise from any representation by Boardman & Clark, LLP expressly permitted by this Section. The Company and Seller acknowledge that the foregoing provision applies whether or not Boardman & Clark, LLP provides legal services to the Surviving Company, or any of its subsidiaries, after the Closing Date.

(b)

Each of the Company and Seller (and the Surviving Company after the Effective Time), for itself and the Waiving Parties, hereby irrevocably acknowledges and agrees that all communications and attorney work-product documentation between the Seller or the Seller Subsidiaries and their counsel made in connection with the negotiation, preparation, execution, delivery, and performance under, or any dispute or proceeding arising out of or relating to, this Agreement (including the schedules and exhibits hereto) or the Merger, are privileged communications and documentation between the Seller or the Seller Subsidiaries and such counsel, will not pass and become an asset or property of the Surviving Company or its subsidiaries following Closing Date and from and after the Closing Date neither the Company, the Surviving Company, nor any Person acting on behalf of or through the Company or such Surviving Company, or any of the Waiving Parties, will seek to obtain the same by any legal process or otherwise. From and after the Closing Date, each of the Company and the Surviving Company, on behalf of itself and the Waiving Parties, waives and agrees not to assert any attorney-client privilege with respect to any communication between Boardman & Clark, LLP, and the Seller (including such Surviving Company), the Seller Subsidiaries, or any shareholder of Seller occurring prior to the Closing Date; provided, however, that if a dispute arises between the Surviving Company and a third party, other than the Protected Seller Parties, then the Company (to the extent applicable)  may assert the attorney-client privilege to prevent disclosure to such third party of confidential communications with Boardman & Clark, LLP.

9.16

Interpretation.  When a reference is made in this Agreement to Articles, Sections, exhibits, or schedules, such reference will be to an Article or Section of or exhibit or schedule to this Agreement unless otherwise indicated.  The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.”  Unless the context otherwise requires (i) “or” is disjunctive but not necessarily exclusive, (ii) words in the singular include the plural and vice versa, (iii) the use in this Agreement of a pronoun in reference to a party hereto includes the masculine, feminine or neuter, as the context may require, and (iv) terms used herein that are defined in GAAP have the meanings ascribed to them therein.  No provision of this Agreement will be interpreted in favor of, or against, any of the Parties to this Agreement by reason of the extent to which any such Party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof, and no rule of strict construction will be applied against any Party hereto.  The Seller Disclosure Schedule and the Company Disclosure Schedule, as well as all other schedules and exhibits hereto, will be deemed part of this Agreement and included in any reference to this Agreement.  This Agreement will not be interpreted or construed to require any Person to take any action, or fail to take any action, if to do so would violate any applicable Law.  References to the “other Party” will be deemed to refer to the Seller or the Company, as the case may be.

[Signatures on following page.]

IN WITNESS WHEREOF, the Company and the Seller have caused this Agreement and Plan of Merger to be executed as of the date first written above by their respective officers thereunto duly authorized.

NEW BANCSHARES, INC.

By:  /s/ Jeffrey W. Kleiman

Jeffrey W. Kleiman, President

BAYLAKE CORP.

By  /s/ Robert Cera

Robert Cera, President and

Chief Executive Officer

[Signature page to Agreement and Plan of Merger between the Parties.]

EXHIBIT A

PLAN OF MERGER
BY AND BETWEEN
BAYLAKE BANK
AND
UNION STATE BANK

This Plan of Merger (the “Plan”) is made and entered into as of the ___ day of _______, 20__, by and between Baylake Bank (“Baylake”), a bank organized under the laws of the State of Wisconsin and located in Sturgeon Bay, Wisconsin, and Union State Bank (“Union”), a bank organized under the laws of the State of Wisconsin and located in Kewaunee, Wisconsin.

W I T N E S S E T H:

WHEREAS, on _____________, Baylake Corp. (the “Company”) and New Bancshares, Inc. (“Seller”) entered into an Agreement and Plan of Merger (the “Agreement”), pursuant to which the Company will acquire New and Union;

WHEREAS, pursuant to the Agreement and the terms of this Plan, Union will merge with and into Baylake (the “Bank Merger”);

NOW, THEREFORE, in consideration of the above premises and the mutual warranties, representations, covenants and agreements set forth herein, the parties agree as follows:

1.

Merger.  Pursuant to the provisions of Section 18(c) of the Federal Deposit Insurance Act and Subchapter VII of the Wisconsin Banking Law, Union shall be merged with and into Baylake.  Baylake shall be the survivor of the Merger (the “Resulting Bank”), and shall operate with the name “Baylake Bank.”

2.

Effective Date of the Merger.  The Bank Merger shall become effective on the date that Articles of Merger reflecting the Bank Merger become effective with the Wisconsin Department of Financial Institutions, Division of Banking (the “Effective Date”).

3.

Location, Articles and Bylaws and Directors of the Resulting Bank.  On the Effective Date of the Bank Merger:

(a)

The main office of the Resulting Bank shall be located at the main office of Baylake immediately prior to the Effective Date.

(b)

The Articles of Incorporation and the bylaws of the Resulting Bank shall be the Articles of Incorporation and bylaws of Baylake in effect immediately prior to the Effective Date.

(c)

The directors of Baylake in office on the Effective Date shall serve as directors of the Resulting Bank.

4.

Manner of Converting Shares.

(a)

By virtue of the Bank Merger, automatically and without any action on the part of the holder thereof, each of the shares of Union Common Stock issued and outstanding immediately prior to the Effective Date shall be cancelled and retired at the Effective Date and no consideration shall be issued in exchange therefor.

(b)

Upon and after the Effective Date, each issued and outstanding share of Baylake Common Stock shall remain unchanged and shall continue to evidence the same number of shares of Baylake Common Stock.

5.

Conditions Precedent to Consummation.  Consummation of the Bank Merger herein provided for is conditioned upon (a) receipt of all necessary consents to the Bank Merger from applicable regulatory authorizes, (b) approval of the Plan by the Seller, as sole shareholder of Union, and (c) approval of the Plan by the Company, as sole shareholder of Baylake.

7.

Termination.  This Plan may be terminated by the mutual consent of the parties at any time prior to the Effective Date.

8.

Counterparts, Headings and Governing Law.  This Plan may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.  The title of this Plan and the headings herein are for convenience or reference only and shall not be deemed a part of this Plan.  This Plan shall be governed by and construed in accordance with the laws of the State of Wisconsin.

[Remainder of this page intentionally left blank with

signatures appearing on the following page.]

IN WITNESS WHEREOF, Baylake and Union have caused this Plan of Merger to be executed by their duly authorized officers, all as of the date first set forth above.

BAYLAKE BANK	UNION STATE BANK

By:	By:
Name: Robert J. Cera	Name: Jeffrey W. Kleiman
Title: President and CEO	Title: President

[Signature page to the Plan of Merger.]